As filed with the Securities and Exchange Commission on March 2, 1998

                                                              File No. 811-8436

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549

                                   FORM N-1A

                             REGISTRATION STATEMENT

                                     UNDER

                       THE INVESTMENT COMPANY ACT OF 1940


                                AMENDMENT NO. 5*



                            THE PREMIUM PORTFOLIOS**
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

      ELIZABETHAN SQUARE, GEORGE TOWN, GRAND CAYMAN, CAYMAN ISLANDS, BWI
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

              REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                 (345) 945-1824

               SUSAN JAKUBOSKI, ELIZABETHAN SQUARE, GEORGE TOWN,
                       GRAND CAYMAN, CAYMAN ISLANDS, BWI
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                    COPY TO:
                                ROGER P. JOSEPH
                                BINGHAM DANA LLP
                               150 FEDERAL STREET
                                BOSTON, MA 02110
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* This Amendment also serves as Amendment No. 4 to the Registration Statement on Form N-1A for The Premium Portfolios as it relates to the Small Cap Growth Portfolio, File No. 811-07269.

** Relates only to Large Cap Growth Portfolio (formerly known as Equity Portfolio), Small Cap Growth Portfolio (formerly known as Small Cap Equity Portfolio) and Growth & Income Portfolio.



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                                EXPLANATORY NOTE



      This Registration Statement has been filed by the Registrant pursuant to
Section 8(b) of the Investment Company Act of 1940. Beneficial interests in the Registrant are not registered under the Securities Act of 1933, as amended (the "1933 Act"), because such interests are issued solely in private placement transactions which do not involve any "public offering" within the meaning of
Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by investment companies, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                                     PART A


      Responses to Items 1 through 3 and 5A have been omitted pursuant to paragraph 4 of Instruction F of the General Instructions to Form N-1A.


Item 4.  General Description of Registrant.

      Large Cap Growth Portfolio (formerly Equity Portfolio), Small Cap Growth Portfolio (formerly Small Cap Value Portfolio) and Growth & Income Portfolio (each, a "Portfolio" and collectively, the "Portfolios") are separate series of The Premium Portfolios (the "Trust"). Citibank, N.A. ("Citibank" or the "Manager") is the investment adviser for each of the Portfolios. The Trust is an open-end management investment company which was organized as a trust under the laws of the State of New York on September 13, 1993. Beneficial interests in the Portfolios are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the U.S. Securities Act of 1933, as amended (the "1933 Act"). Investments in the Portfolios may be made only by investment companies, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      BENEFICIAL INTERESTS IN THE PORTFOLIOS ARE NOT DEPOSITS OR OBLIGATIONS OF, OR GUARANTEED OR ENDORSED BY, CITIBANK, N.A. OR ANY OF ITS AFFILIATES, ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER AGENCY AND INVOLVE INVESTMENT RISKS, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL AMOUNT INVESTED.

INVESTMENT OBJECTIVE AND POLICIES:

      The investment objective of LARGE CAP GROWTH PORTFOLIO is long-term capital growth. Dividend income, if any, is incidental to this investment objective.

      The investment objective of SMALL CAP GROWTH PORTFOLIO is long-term capital growth. Dividend income, if any, is incidental to this investment objective.

      The investment objective of GROWTH & INCOME PORTFOLIO is long-term capital growth and current income.


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      LARGE CAP GROWTH PORTFOLIO seeks its objective by investing in a broadly diversified portfolio of equity securities consisting mainly of common stocks of U.S. issuers. Under normal circumstances, at least 65% of the Large Cap Growth Portfolio's total assets is invested in equity securities issued by established companies with medium to large capitalizations (i.e., those issuers with market capitalizations within the top 1,000 stocks of the equity market) and seasoned management teams ("Established Companies").

      In selecting equity securities for the Large Cap Growth Portfolio, the Manager emphasizes securities issued by Established Companies which the Manager believes possess above-average prospects for growth. The Manager may also select other securities which it believes provide an opportunity for appreciation, such as fixed income securities and convertible and non-convertible bonds, preferred stocks and warrants. All of the Portfolio's long-term non-convertible debt investments are investment grade securities (rated Baa or better by Moody's Investors Service, Inc. ("Moody's") or BBB or better by Standard & Poor's Ratings Group ("S&P")) or securities which the Manager believes to be of comparable quality. Less than 5% of the Portfolio's investments consist of securities rated Baa by Moody's or BBB by S&P.

      SMALL CAP GROWTH PORTFOLIO seeks its objective by investing in a diversified portfolio consisting primarily of equity securities of U.S. companies that have small market capitalizations. Under normal circumstances, at least 65% of the Small Cap Growth Portfolio's total assets is invested in equity securities of these companies. Equity securities include common stocks, preferred stocks and warrants for the purchase of stock. Small market capitalization companies are those with market capitalizations below the top 1,000 stocks of the equity market. In addition, the Portfolio may invest in companies that are believed to be emerging companies relative to their potential markets. In selecting equity securities for the Portfolio, the Manager emphasizes securities of small cap companies with strong management teams.


      The Manager may also select other securities for the Small Cap Growth Portfolio that it believes provide an opportunity for appreciation, such as fixed income securities and convertible and non-convertible bonds. Most of the Portfolio's long-term non-convertible debt investments are investment grade securities (securities rated Baa or better by Moody's or BBB or better by S&P), and less than 5% of the Portfolio's investments consist of securities rated Baa by Moody's or BBB by S&P.


      The Small Cap Growth Portfolio will not sell the equity securities of an issuer solely due to the fact that the issuer's market capitalization has grown above the small cap level. Rather, the Small Cap Growth Portfolio will evaluate the continued appropriateness of such securities within its investment criteria.



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      The GROWTH & INCOME PORTFOLIO invests primarily in common stocks which in the opinion of the Manager offer potential for capital growth, current income, or both. The Growth & Income Portfolio may also purchase corporate bonds, notes and debentures, preferred stocks, convertible securities (both debt securities and preferred stocks) and U.S. government securities and may invest a portion of its assets in cash or money market instruments. The Growth & Income
Portfolio currently intends to invest primarily in securities of U.S. issuers, but may also invest up to 25% of its total assets in securities of foreign issuers.

      The Growth & Income Portfolio is managed using a value oriented approach, investing primarily in the securities of large, established companies (those with market capitalizations within the top 1,000 stocks of the equity market) that, in the opinion of the Manager, are temporarily out of favor but have good longer term business prospects.

      The Manager evaluates securities using fundamental analysis and seeks to purchase securities that are believed to be undervalued relative to a company's cash flow, earnings prospects, growth rate and/or dividend paying ability. The Manager believes that securities of companies which are temporarily out of favor due to earnings declines, cyclical business downturns or other adverse factors may provide a higher total return over time than securities of companies whose positive attributes are more accurately reflected in the security's current price.

      The Growth & Income Portfolio seeks to invest primarily in companies with a record of earnings and dividend payments but may, from time to time, invest in securities that pay no dividends or interest.


CERTAIN ADDITIONAL INVESTMENT POLICIES:


      NON-U.S. SECURITIES. While each Portfolio emphasizes U.S. securities, each Portfolio may invest a portion of its assets in non-U.S. equity and debt securities, including depositary receipts. No Portfolio intends to invest more than 25% of its assets in non-U.S. securities, including sponsored American Depositary Receipts, which represent the right to receive securities of non-U.S. issuers deposited in a U.S. or correspondent bank. Each Portfolio may invest up to 5% of its assets in closed-end investment companies which primarily hold non-U.S. securities.

      FUTURES. Each of the Portfolios may purchase or sell stock index futures and foreign currency futures in each case in order to protect against declines in the value of portfolio securities or increases in the cost of securities or other assets to be acquired and, subject to applicable law, to enhance potential gain. The Growth & Income Portfolio also may use financial futures in order to protect itself from fluctuations in interest rates (sometimes called


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"hedging") without actually buying or selling securities, or to manage the effective maturity or duration of fixed income securities in the Portfolio's investment portfolio in an effort to reduce potential losses or enhance potential gain. Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a security at a specified future time and price, or for making payment of a cash settlement based on changes in the value of a security, an index of securities or other assets. In many cases, the futures contracts that may be purchased or sold by the Portfolios are standardized contracts traded on commodities exchanges or boards of trade.

      TEMPORARY INVESTMENTS. During periods of unusual economic or market conditions or for temporary defensive purposes or liquidity, each Portfolio may invest without limit in cash and in U.S. dollar-denominated high quality money market and short-term instruments. These investments may result in a lower yield than would be available from investments with a lower quality or longer term.


      OTHER PERMITTED INVESTMENTS. For more information regarding the Portfolios' permitted investments and investment practices, see "Permitted Investments and Investment Practices." The Portfolios will not necessarily invest or engage in each of the investments and investment practices described in "Permitted Investments and Investment Practices" but reserve the right to do so.


      INVESTMENT RESTRICTIONS. Part B of this Registration Statement contains a list of specific investment restrictions which govern the investment policies of the Portfolios, including a limitation that each Portfolio may borrow money from banks in an amount not to exceed 1/3 of the Portfolio's net assets for extraordinary or emergency purposes (e.g., to meet redemption requests). Except as otherwise indicated, the Portfolios' investment objectives and policies may be changed without investor approval. If a percentage or rating restriction (other than a restriction as to borrowing) is adhered to at the time an investment is made, a later change in percentage or rating resulting from changes in a Portfolio's securities will not be a violation of policy.


      PORTFOLIO TURNOVER. Securities of each Portfolio will be sold whenever the Manager believes it is appropriate to do so in light of the Portfolio's investment objective, without regard to the length of time a particular security may have been held. For the fiscal years ended December 31, 1995 and 1996 and for the period from January 1, 1997 to October 31, 1997, the turnover rates for the Large Cap Growth Portfolio were 67%, 90% and 103%, respectively. For the period June 21, 1995 (commencement of operations) to December 31, 1995, for the fiscal year ended December 31, 1996, and for the period from January 1, 1997 to October 31, 1997, the turnover rates for the Small Cap Growth Portfolio were 41%, 89% and 108%, respectively. The Growth & Income Portfolio was not in operation during the fiscal year ending October 31, 1997. The turnover rate for the Growth & Income Portfolio is not expected to exceed 100% for its fiscal year ending October 31, 1998. The amount of brokerage commissions and realization of taxable capital gains will tend to increase as the level of portfolio activity increases.

      BROKERAGE TRANSACTIONS. In connection with the selection of brokers or dealers for securities transactions for the Portfolios and the placing of such orders, brokers or dealers may be selected who also provide brokerage and research services to the Portfolios or the other accounts over which the Manager or its affiliates exercise investment discretion. The Manager is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer.

RISK CONSIDERATIONS:

      The risks of investing in each Portfolio vary depending upon the nature of the securities held, and the investment practices employed, on its behalf. Certain of these risks are described below.

      CHANGES IN NET ASSET VALUE. Each Portfolio's net asset value will fluctuate based on changes in the values of the underlying portfolio securities. This means that an investor's interest may be worth more or less at redemption than at the time of purchase. Equity securities fluctuate in response to general market and economic conditions and other factors, including actual and anticipated earnings, changes in management, political developments and the potential for takeovers and acquisitions. During periods of rising interest rates the value of debt securities generally declines, and during periods of falling rates the value of these securities generally increases. Changes by recognized rating agencies in the rating of any debt security, and actual or perceived changes in an issuer's ability to make principal or interest payments, also affect the value of these investments.

      CREDIT RISK OF DEBT SECURITIES. Investors should be aware that securities offering above average yields may at times involve above average risks. Securities rated Baa by Moody's or BBB by S&P and equivalent securities may have speculative characteristics. Adverse economic or changing circumstances are more likely to lead to a weakened capacity to make principal and interest payments than is the case for higher grade obligations. The Growth & Income Portfolio may invest in securities rated below Baa or BBB (commonly known as "junk bonds"). These securities are speculative. All of the risks of investing in lower rated investment grade securities are heightened by investing in these securities.

      SMALL CAP COMPANIES. Investors should be aware that the securities of companies with small market capitalizations may have more risks than the securities of other companies. Small cap companies may be more susceptible to market downturns or setbacks because they may have limited product lines, markets, distribution channels, and financial and management resources. Further, there is often less publicly available information about small cap companies than about more established companies. As a result of these and other factors, the prices of securities issued by small cap companies may be volatile. Since under normal circumstances, at least 65% of the Small Cap Growth Portfolio's total assets will be invested in equity securities of companies with small market capitalizations, an investment in the Small Cap Growth Portfolio may be subject to greater fluctuation in value than an investment in an equity fund investing primarily in securities of larger, more established companies.


      ZERO-COUPON AND PAYMENT-IN-KIND BONDS. The Growth & Income Portfolio also may invest in "zero-coupon" and "payment-in-kind" bonds. Zero-coupon bonds are issued at a significant discount from their principal amount and pay interest only at maturity rather than at intervals during the life of the security. Payment-in-kind bonds allow the issuer, at its option, to make current interest payments on the bonds either in cash or in additional bonds. Both zero-coupon bonds and payment-in-kind bonds allow an issuer to avoid the need to generate cash to meet current interest payments. Accordingly, these bonds may involve greater credit risks than bonds paying interest in cash currently. The values of zero-coupon bonds and payment-in-kind bonds are also subject to greater fluctuation in response to changes in market interest rates than bonds that pay interest in cash currently. Even though such bonds do not pay current interest in cash, the Portfolio nonetheless is required to accrue interest income on these investments and to distribute the interest income on a current basis Thus, the Portfolio could be required at times to liquidate other investments in order to satisfy its distribution requirements.

      NON-U.S. SECURITIES. Investments in non-U.S. securities involve risks relating to political, social and economic developments abroad, as well as risks resulting from the differences between the regulations to which U.S. and non-U.S issuers and markets are subject. These risks may include expropriation, confiscatory taxation, withholding taxes on dividends and interest, limitations on the use or transfer of portfolio assets and political or social instability. Enforcing legal rights may be difficult, costly and slow in non-U.S. countries, and there may be special problems enforcing claims against non-U.S. governments. In addition, non-U.S. companies may not be subject to accounting standards or governmental supervision comparable to U.S. companies, and there may be less public information about their operations. Non-U.S. markets may be less liquid and more volatile than U.S. markets, and may offer less protection to investors such as the Portfolios. Prices at which a Portfolio may acquire securities may be affected by trading by persons with material non-public

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information and by securities transactions by brokers in anticipation of transactions by the Portfolio.

      Because non-U.S. securities often are denominated in currencies other than the U.S. dollar, changes in currency exchange rates will affect a Portfolio's net asset value, the value of dividends and interest earned and gains and losses realized on the sale of securities. In addition, some non-U.S. currency values may be volatile and there is the possibility of governmental controls on currency exchanges or governmental intervention in currency markets.

      Equity securities traded in certain foreign countries may trade at price-earnings multiples higher than those of comparable companies trading on securities markets in the United States, which may not be sustainable. Rapid increases in money supply in certain countries may result in speculative investment in equity securities which may contribute to volatility of trading markets.

      The costs attributable to non-U.S. investing, such as the costs of maintaining custody of securities in non-U.S. countries, frequently are higher than those attributable to U.S. investing. As a result, the operating expense ratios of the Portfolios may be higher than those of investment companies investing exclusively in U.S. securities.

      Each Portfolio may invest in securities of issuers in developing countries, and all of these risks are increased for investments in issuers in developing countries.

      INVESTMENT PRACTICES. Certain of the investment practices employed for the Portfolios may entail certain risks. These risks are in addition to the risks described above and are described in "Permitted Investments and Investment Practices" below.

PERMITTED INVESTMENTS AND INVESTMENT PRACTICES:

      REPURCHASE AGREEMENTS. Each Portfolio may enter into repurchase agreements in order to earn a return on temporarily available cash. Repurchase agreements are transactions in which an institution sells the Portfolio a security at one price, subject to the Portfolio's obligation to resell and the selling institution's obligation to repurchase that security at a higher price normally within a seven day period. There may be delays and risks of loss if the seller is unable to meet its obligation to repurchase.

      REVERSE REPURCHASE AGREEMENTS. Each Portfolio may enter into reverse repurchase agreements. Reverse repurchase agreements involve the sale of securities held by the Portfolio and the agreement by the Portfolio to repurchase the securities at an agreed-upon price, date and interest payment. When a Portfolio enters into reverse repurchase transactions, securities of a

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dollar amount equal in value to the securities subject to the agreement will be maintained in a segregated account with the Portfolio's custodian. The segregation of assets could impair the Portfolio's ability to meet its current obligations or impede investment management if a large portion of the Portfolio's assets are involved. Reverse repurchase agreements are considered to be a form of borrowing.

      LENDING OF PORTFOLIO SECURITIES. Consistent with applicable regulatory requirements and in order to generate additional income, each Portfolio may lend its portfolio securities to broker-dealers and other institutional borrowers. Such loans must be callable at any time and continuously secured by collateral (cash or U.S. Government securities) in an amount not less than the market value, determined daily, of the securities loaned. It is intended that the value of securities loaned by a Portfolio would not exceed 30% of the Portfolio's total assets.

      In the event of the bankruptcy of the other party to a securities loan, a repurchase agreement or a reverse repurchase agreement, a Portfolio could experience delays in recovering either the securities or cash. To the extent that, in the meantime, the value of the securities loaned or sold has increased or the value of the securities purchased has decreased, the Portfolio could experience a loss.


      CONVERTIBLE SECURITIES. Each Portfolio may invest in convertible securities. A convertible security is a fixed-income security (a bond or preferred stock) which may be converted at a stated price within a specified period of time into a certain quantity of common stock or other equity securities of the same or a different issuer. Convertible securities rank senior to common stock in a corporation's capital structure but are usually subordinated to similar non-convertible securities. While providing a fixed-income stream (generally higher in yield than the income derivable from common stock but lower than that afforded by a similar non-convertible security), a convertible security also affords an investor the opportunity, through its conversion feature, to participate in the capital appreciation attendant upon a market price advance in the convertible security's underlying common stock.


      In general, the market value of a convertible security is at least the higher of its "investment value" (i.e., its value as a fixed-income security) or its "conversion value" (i.e., its value upon conversion into its underlying stock). As a fixed-income security, a convertible security tends to increase in market value when interest rates decline and tends to decrease in value when interest rates rise. However, the price of a convertible security is also influenced by the market value of the security's underlying common stock. The price of a convertible security tends to increase as the market value of the underlying stock rises, whereas it tends to decrease as the market value of the underlying stock declines. While no securities investment is without some risk, investments in convertible securities generally entail less risk than investments in the common stock of the same issuer.

      RULE 144A SECURITIES. Each Portfolio may purchase restricted securities that are not registered for sale to the general public. If it is determined that there is a dealer or institutional market in the securities, the securities will not be treated as illiquid for purposes of the Portfolio's investment limitations. The Trustees will review these determinations. These securities are known as "Rule 144A securities," because they are traded under Rule 144A among qualified institutional buyers. Institutional trading in Rule 144A securities is relatively new, and the liquidity of these investments could be impaired if trading in Rule 144A securities does not develop or if qualified institutional buyers become, for a time, uninterested in purchasing Rule 144A securities.

      PRIVATE PLACEMENTS AND ILLIQUID INVESTMENTS. Each Portfolio may invest up to 15% of its net assets in securities for which there is no readily available market. These illiquid securities may include privately placed restricted securities for which no institutional market exists. The absence of a trading market can make it difficult to ascertain a market value for illiquid investments. Disposing of illiquid investments may involve time-consuming negotiation and legal expenses, and it may be difficult or impossible for a Portfolio to sell them promptly at an acceptable price.

      "WHEN-ISSUED" SECURITIES. In order to ensure the availability of suitable securities, each Portfolio may purchase securities on a "when-issued" or on a "forward delivery" basis, which means that the securities would be delivered to the Portfolio at a future date beyond customary settlement time. Under normal circumstances, the Portfolio takes delivery of the securities. In general, the Portfolio does not pay for the securities until received and does not start earning interest until the contractual settlement date. While awaiting delivery of the securities, the Portfolio establishes a segregated account consisting of cash, cash equivalents or high quality debt securities equal to the amount of the Portfolio's commitments to purchase "when-issued" securities. An increase in the percentage of the Portfolio's assets committed to the purchase of securities on a "when-issued" basis may increase the volatility of its net asset value.


      FUTURES CONTRACTS. Each Portfolio may enter into stock index futures contracts and foreign currency futures contracts. The Growth & Income Portfolio may also use financial futures in order to protect itself from fluctuations in interest rates without actually buying or selling securities, or to manage the effective maturity in duration of fixed income securities in the Portfolio's investment portfolio in an effort to reduce potential losses or enhance potential gain. Such investment strategies will be used for hedging purposes and for nonhedging purposes, subject to applicable law. Futures contracts provide for the future sale by one party and purchase by another party of a specified amount of a security at a specified future time and price, or for making payment of a cash settlement based on changes in the value of a security, an index of securities or other assets. In many cases, the futures contracts that may be purchased by a Portfolio are standardized contracts traded on commodities exchanges or boards of trade.


      Because the value of a futures contract changes based on the price of the underlying security or other asset, futures contracts are considered to be "derivatives." Futures contracts are a generally accepted part of modern portfolio management and are regularly utilized by many mutual funds and other institutional investors. When a Portfolio purchases or sells a futures contract, it is required to make an initial margin deposit. Although the amount may vary, initial margin can be as low as 1% or less of the face amount of the contract. Additional margin may be required as the contract fluctuates in value. Since the amount of margin is relatively small compared to the value of the securities covered by a futures contract, the potential for gain or loss on a futures contract is much greater than the amount of a Portfolio's initial margin deposit. No Portfolio currently intends to enter into a futures contract if, as a result, the initial margin deposits on all of its futures contracts would exceed approximately 5% of that Portfolio's net assets. Also, each Portfolio intends to limit its futures contracts so that the value of the securities covered by its futures contracts would not generally exceed 50% of that Portfolio's other assets and to segregate sufficient assets to meet its obligations under outstanding futures contracts.


      The ability of a Portfolio to utilize futures contracts successfully will depend on the Manager's ability to predict stock price movements, which cannot be assured. In addition to general risks associated with any investment, the use of futures contracts entails the risk that, to the extent the Manager's view as to stock price movements is incorrect, the use of futures contracts, even for hedging purposes, could result in losses greater than if they had not been used. This could happen, for example, if there is a poor correlation between price movements of futures contracts and price movements in a Portfolio's related portfolio position. Also, the futures markets may not be liquid in all circumstances. As a result, in certain markets, a Portfolio might not be able to close out a transaction without incurring substantial losses, if at all. When futures contracts are used for hedging, even if they are successful in minimizing the risk of loss due to a decline in the value of the hedged position, at the same time they limit any potential gain which might result from an increase in value of such position. As noted, a Portfolio may also enter into transactions in futures contracts for other than hedging purposes (subject to applicable law), including speculative transactions, which involve greater risk. In particular, in entering into such transactions, a Portfolio may experience losses which are not offset by gains on other portfolio positions, thereby reducing its gross income. In addition, the markets for such instruments may be extremely volatile from time to time, which could increase the risks incurred by a Portfolio in entering into such transactions.

      The use of futures contracts potentially exposes a Portfolio to the effects of "leveraging," which occurs when futures are used so that the

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Portfolio's exposure to the market is greater than it would have been if the
Portfolio had invested directly in the underlying securities. "Leveraging" increases a Portfolio's potential for both gain and loss. As noted above, each Portfolio intends to adhere to certain policies relating to the use of futures contracts, which should have the effect of limiting the amount of leverage by the Portfolio.

      SECURITIES OF ISSUERS IN DEVELOPING COUNTRIES. Investors should be aware that investing in the equity and fixed income markets of developing countries involves exposure to economic structures that are generally less diverse and mature, and to political systems which can be expected to have less stability, than those of developed countries. Historical experience indicates that the markets of developing countries have been more volatile than the markets of developed countries with more mature economies; such markets often have provided higher rates of return and greater risks. These heightened risks include (i) greater risks of expropriation, confiscatory taxation and nationalization, and less social, political and economic stability; (ii) the small current size of markets for securities of issuers based in developing countries and the currently low or non-existent volume of trading, resulting in a lack of liquidity and in price volatility; (iii) certain national policies which may restrict the Portfolio's investment opportunities including restrictions on investing in issuers or industries deemed sensitive to relevant national interests; and (iv) the absence of developed legal structures. Such characteristics can be expected to continue in the future.

      CURRENCY EXCHANGE CONTRACTS. Forward currency exchange contracts may be entered into for each Portfolio for the purchase or sale of non-U.S. currency for hedging purposes against adverse rate changes or otherwise to achieve the Portfolio's investment objective. A currency exchange contract allows a definite price in dollars to be fixed for securities of non-U.S. issuers that have been purchased or sold (but not settled) for the Portfolio. Entering into such exchange contracts may result in the loss of all or a portion of the benefits which otherwise could have been obtained from favorable movements in exchange rates. In addition, entering into such contracts means incurring certain transaction costs and bearing the risk of incurring losses if rates do not move in the direction anticipated.

      LOWER RATED DEBT SECURITIES. Each Portfolio may purchase lower rated securities (those rated Baa or better by Moody's or BBB or better by S&P) which may have poor protection of payment of principal and interest. These securities are often considered to be speculative and involve greater risk of default or price changes than securities assigned a higher quality rating due to changes in the issuer's creditworthiness. The market prices of these securities may fluctuate more than higher-rated securities and may decline significantly in periods of general economic difficulty which may follow periods of rising interest rates.

      The Growth & Income Portfolio also may purchase securities rated lower than Baa by Moody's or BBB by S&P or comparable securities (commonly known as

"junk bonds"). These lower rated high yielding fixed income securities generally tend to reflect economic changes (and the outlook for economic growth), short-term corporate and industry developments and the market's perception of their credit quality (especially during times of adverse publicity) to a greater extent than higher rated securities which react primarily to fluctuations in the general level of interest rates (although these lower rated fixed income securities are also affected by changes in interest rates). In the past, economic downturns or an increase in interest rates have under certain circumstances caused a higher incidence of default by the issuers of these securities and may do so in the future, especially in the case of highly leveraged issuers. During certain periods, the higher yields on the Portfolio's lower rated fixed income securities are paid primarily because of the increased risk of loss of principal and income arising from such factors as the heightened possibility of default or bankruptcy of the issuers of such securities. Due to the fixed income payments of these securities, the Portfolio may continue to earn the same level of interest income while its net asset value declines due to portfolio losses. The prices for these securities may be affected by legislative and regulatory developments. Changes in the value of securities subsequent to their acquisition will not affect cash income to the Portfolio but will be reflected in the net asset value of shares of the Portfolio. The market for these lower rated fixed income securities may be less liquid than the market for investment grade fixed income securities. Furthermore, the liquidity of these lower rated securities may be affected by the market's perception of their credit quality. Therefore, the Manager's judgment may at times play a greater role in valuing these securities than in the case of investment grade fixed income securities, and it also may be more difficult during times of certain adverse market conditions to sell these lower rated securities at their fair value to meet redemption requests or to respond to changes in the market.


      COMMERCIAL PAPER. Each Portfolio may invest in commercial paper, which is unsecured debt of corporations usually maturing in 270 days or less from its date of issuance.

      DEPOSITARY RECEIPTS FOR SECURITIES. American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs") and other forms of depositary receipts for securities of non-U.S. issuers provide an alternative method for a Portfolio to make non-U.S. investments. These securities are not usually traded in the same currency as the securities into which they may be converted. Generally, ADRs, in registered form, are designed for use in U.S. securities markets and EDRs and GDRs, in bearer form, are designed for use in European and global securities markets. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities. EDRs and GDRs are European and global receipts, respectively, evidencing a similar arrangement.

      OTHER INVESTMENT COMPANIES. Subject to applicable statutory and regulatory limitations, assets of each Portfolio may be invested in shares of other investment companies. A Portfolio may invest up to 5% of its assets in closed-end investment companies which primarily hold securities of non-U.S. issuers.

      ASSET-BACKED SECURITIES. The Growth & Income Portfolio may invest in corporate asset-backed securities. These securities, issued by trusts and special purpose corporations, are backed by a pool of assets, such as credit card or automobile loan receivables, representing the obligations of a number of different parties. Corporate asset-backed securities present certain risks. For instance, in the case of credit card receivables, these securities may not have the benefit of any security interest in the related collateral.

      The Growth & Income Portfolio also may purchase mortgage-backed securities issued or guaranteed as to payment of principal and interest by the U.S. Government or one of its agencies and backed by the full faith and credit of the U.S. Government, including direct pass-through certificates of GNMA, as well as mortgage-backed securities for which principal and interest payments are backed by the credit of particular agencies of the U.S. Government. Mortgage-backed securities are generally backed or collateralized by a pool of mortgages. These securities are sometimes called collateralized mortgage obligations or CMOs.

      Even if the U.S. Government or one of its agencies guarantees principal and interest payments of a mortgage-backed security, the market price of a mortgage-backed security is not insured and may be subject to market volatility. When interest rates decline, mortgage-backed securities experience higher rates of prepayment, because the underlying mortgages are refinanced to take advantage of the lower rates. Thus the prices of mortgage-backed securities may not increase as much as prices of other debt obligations when interest rates decline, and mortgage-backed securities may not be an effective means of locking in a particular interest rate. In addition, any premium paid for a mortgage-backed security may be lost when it is prepaid. When interest rates go up, mortgage-backed securities experience lower rates of prepayment. This has the effect of lengthening the expected maturity of a mortgage-backed security. As a result, prices of mortgage-backed securities may decrease more than prices of other debt obligations when interest rates go up.

      Additionally mortgage-backed securities are also subject to maturity extension risk, that is, the possibility that rising interest rates may cause prepayments to occur at a slower than expected rate. This particular risk may effectively convert a security that was considered short or intermediate-term at the time of purchase into a long-term security. Long-term securities generally fluctuate more widely in response to changes in interest rates than short or intermediate-term securities. Thus, a rising interest rate would not only likely decrease the value of the Portfolio's securities, but would also increase the inherent volatility of the Portfolio by effectively converting short term debt instruments into long term debt instruments.

      DOLLAR ROLLS. The Growth & Income Portfolio may enter into "dollar rolls." A dollar roll is a transaction pursuant to which the Portfolio sells mortgage-backed securities for delivery in the current month and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities on a specified future date. During the roll period, the Portfolio foregoes principal and interest paid on the mortgage-backed securities. The Portfolio is compensated by the difference between the current sales price and the lower forward price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. A "covered roll" is a specific type of dollar roll for which the Portfolio establishes a segregated account with liquid high grade debt securities equal in value to the securities subject to repurchase by the Portfolio. The Growth & Income Portfolio will invest only in covered rolls.

      OPTIONS. The Growth & Income Portfolio may write (sell) covered call and put options and purchase call and put options on securities. The Growth & Income Portfolio will write options on securities for the purpose of increasing its return on such securities and/or to protect the values of its portfolio. In particular, where the Portfolio writes an option which expires unexercised or is closed out by the Portfolio at a profit, it will retain the premium paid for the option which will increase its gross income and will offset in part the reduced value of the portfolio security underlying the option, or the increased cost of portfolio securities to be acquired. If the price of the underlying security moves adversely to the Portfolio's position, the option may be exercised and the Portfolio will be required to purchase or sell the underlying security at a disadvantageous price, which may only be partially offset by the amount of the premium.

      By writing a call option on a security, the Portfolio limits its opportunity to profit from any increase in the market value of the underlying security, since the holder will usually exercise the call option when the market value of the underlying security exceeds the exercise price of the call. However, the Portfolio retains the risk of depreciation in value of securities on which it has written call options.

      The Growth & Income Portfolio also may purchase options on a non-U.S. currency in order to protect against currency rate fluctuations. If the Portfolio purchases a put option on a non-U.S. currency and the value of the U.S. currency declines, the Portfolio will have the right to sell the non-U.S. currency for a fixed amount in U.S. dollars and will thereby offset, in whole or in part, the adverse effect on the Portfolio which otherwise would have resulted. Conversely, where a rise in the U.S. dollar value of another currency is projected, and where the Portfolio anticipates investing in securities traded in such currency, the Portfolio may purchase call options on the non-U.S. currency. The Growth & Income Portfolio also may buy and write options on stock indices.

      The Growth & Income Portfolio may purchase and write options to buy or sell interest rate futures contracts and each Portfolio may purchase and write options on stock index futures contracts. Such investment strategies will be used for hedging and non-hedging purposes, subject to applicable law. Put and call options on futures contracts may be traded by a Portfolio in order to protect against declines in values of portfolio securities or against increases in the cost of securities to be acquired. Purchase of options on futures contracts may present less risk in hedging the investment portfolio of a Portfolio than the purchase or sale of the underlying futures contracts since the potential loss is limited to the amount of the premium plus related transaction costs. The writing of such options, however, does not present less risk than the trading of futures contracts and will constitute only a partial hedge, up to the amount of the premium received. In addition, if an option is exercised, a Portfolio may suffer a loss on the transaction.


      Each Portfolio may enter into forward foreign currency contracts for the purchase or sale of a fixed quantity of a foreign currency at a future date at a price set at the time of the contract. The Portfolios may enter into forward contracts for hedging and non-hedging purposes including transactions entered into for the purpose of profiting from anticipated changes in foreign currency exchange rates. Each Portfolio has established procedures consistent with statements of the Securities and Exchange Commission ("SEC") and its staff regarding the use of forward contracts by registered investment companies, which requires use of segregated assets or "cover" in connection with the purchase and sale of such contracts.


      Forward contracts are traded over-the-counter, and not on organized commodities or securities exchanges. As a result, such contracts operate in a manner distinct from exchange-traded instruments, and their use involves certain risks beyond those associated with transactions in the futures and options contracts described herein.

      Transactions in options may be entered into on U.S. exchanges regulated by the SEC, in the over-the-counter market and on foreign exchanges, while forward contracts may be entered into only in the over-the-counter market. Futures contracts and options on futures contracts may be entered into on U.S. exchanges regulated by the Commodity Futures Trading Commission and on foreign exchanges. The securities underlying options and futures contracts traded by the Portfolios may include domestic as well as foreign securities. Investors should recognize that transactions involving foreign securities or foreign currencies, and transactions entered into in foreign countries, may involve considerations and risks not typically associated with investing in U.S. markets.

      Transactions in options, futures contracts, options on futures contracts and forward contracts entered into for non-hedging purposes involve greater risk and could result in losses which are not offset by gains on other portfolio assets. For example, a Portfolio may sell futures contracts on an index of securities in order to profit from any anticipated decline in the value of the securities comprising the underlying index. In such instances, any losses on the futures transactions will not be offset by gains on any portfolio securities comprising such index, as might occur in connection with a hedging transaction.

Item 5.  Management of the Portfolio.

      TRUSTEES AND OFFICERS: Each Portfolio is supervised by the Board of Trustees of the Trust. A majority of the Trustees are not affiliated with the Manager. More information on the Trustees and officers of the Portfolios appears under "Management of the Trust" in Part B.

      INVESTMENT MANAGER: Citibank offers a wide range of banking and investment services to customers across the United States and throughout the world, and has been managing money since 1822. Its portfolio managers are responsible for investing in money market, equity and fixed income securities. Citibank and its affiliates manage more than $88 billion in assets worldwide. Citibank is a wholly-owned subsidiary of Citicorp. Citibank also serves as investment adviser to other registered investment companies. Citibank's address is 153 East 53rd Street, New York, New York 10043.


      Subject to policies set by the Trustees, Citibank is responsible for overall management of the Portfolios' business affairs, and has a separate management agreement ("Management Agreement") with respect to each Portfolio. Citibank also provides certain administrative services to the Portfolios. These administrative services include providing general office facilities and supervising the overall administration of the Portfolios. Pursuant to sub-administrative services agreements with Citibank, Signature Financial Group (Cayman) Ltd. ("SFG") performs such sub-administrative duties for the Portfolios as from time to time are agreed upon by Citibank and SFG. SFG's compensation as sub-administrator is paid by Citibank.

      Grant D. Hobson and Richard Goldman have managed the Large Cap Growth Portfolio since January 1996. Mr. Hobson is responsible for managing U.S. equity portfolios for mutual funds, trust and pension accounts of Citibank Global Asset Management and currently manages or co-manages more than $4 billion of total assets at Citibank. Prior to joining Citibank in 1993, Mr. Hobson was a securities analyst and sector manager for pension accounts and mutual funds for Axe Houghton, formerly a division of USF&G. Mr. Goldman is responsible for managing U.S. equity portfolios for mutual funds and institutional accounts, and for quantitative equity research for the U.S. institutional business of Citibank Global Asset Management. He currently manages, or co-manages, approximately $4 billion of total assets at Citibank. He joined Citicorp's Investment Management Division in 1985 and from 1988 to 1994 was responsible for running Citicorp's Institutional Investor Relations Department.

      Linda J. Intini has managed the Small Cap Growth Portfolio since February 1997. Ms. Intini has over nine years of experience specializing in the management of small cap equities, including over $300 million of Citibank's small cap portfolios for trusts and individuals. Ms. Intini has managed small cap equities since joining Citibank in 1992. Prior to joining Citibank, she was a Portfolio Manager and Research Analyst with Manufacturers Hanover in the Special Equity area. She also specialized in equity research at Eberstadt Fleming.

      Barbara G. Marcin has managed the Growth & Income Portfolio since its inception. Ms. Marcin is a Senior Portfolio Manager responsible for managing over $600 million in U.S. equity and balanced accounts for individuals. She is a member of Citibank's Global Investment Committee. Ms. Marcin has over 10 years of investment management experience. Prior to joining Citibank in 1993, she was a Vice President and portfolio manager at Fiduciary Trust Company International. Prior to joining Fiduciary Trust Company International, she was with E.F. Hutton for three years in the Personal Financial Management Group.


      For its services under the Management Agreements, Citibank receives a fee, which is accrued daily and paid monthly, at the annual rate specified below with respect to each Portfolio of the average daily net assets on an annualized basis of that Portfolio for that Portfolio's then-current fiscal year: Large Cap Growth Portfolio: 0.60%; Small Cap Growth Portfolio: 0.75%; and Growth & Income Portfolio: 0.70%.

      Citibank may voluntarily agree to waive a portion of its investment advisory fees.


      For the fiscal year ended December 31, 1996 the investment advisory fees paid to Citibank for the Large Cap Growth Portfolio and the Small Cap Growth Portfolio under prior investment advisory agreements (after waivers) were 0.50% and 0.24%, respectively, of the Portfolio's average daily net assets for that fiscal year. On August 8, 1997 the Trustees of the Trust voted to change the fiscal year end of the Large Cap Growth and Small Cap Growth Portfolios to October 31, 1997. For the period from January 1, 1997 to October 31, 1997, the management fees paid to Citibank under its investment advisory agreements for the Large Cap Growth Portfolio and the Small Cap Growth Portfolio (after waivers) were 0.50% and 0.60%, respectively, of the Portfolio's average daily net assets for that period. The Growth & Income Portfolio is newly organized and had no operations during the fiscal year ending October 31, 1997.


      Citibank and its affiliates may have deposit, loan and other relationships with the issuers of securities purchased on behalf of the Portfolios, including outstanding loans to such issuers which may be repaid in whole or in part with the proceeds of securities so purchased. Citibank has informed the Trust that, in making its investment decisions, it does not obtain or use material inside information in the possession of any division or department of Citibank or in the possession of any affiliate of Citibank.


      The Glass-Steagall Act prohibits certain financial institutions, such as Citibank, from underwriting securities of open-end investment companies, such as the Trust. Citibank believes that its services under the Management Agreements and the activities performed by it or by its affiliates as Service Agents (which are securities dealers or other industry professionals that have entered into service agreements with CFBDS, Inc.) are not underwriting and are consistent with the Glass-Steagall Act and other relevant federal and state laws. However, there is no controlling precedent regarding the performance of the combination of investment advisory, shareholder servicing and administrative activities by banks. State laws on this issue may differ from applicable federal law, and banks and financial institutions may be required to register as dealers pursuant to state securities laws. Changes in either federal or state statutes or regulations, or in their interpretations, could prevent Citibank from continuing to perform these services. If Citibank were to be prevented from acting as the Manager or a Service Agent, the Trust would seek alternative means for obtaining these services. The Trust does not expect that shareholders would suffer any adverse financial consequences as a result of any such occurrence.


      The Trust, on behalf of the Portfolios, has entered into Custodian Agreements with State Street Bank and Trust Company ("State Street") pursuant to which State Street acts as custodian for each Portfolio. Securities may be held by a sub-custodian bank approved by the Trustees. State Street Cayman Trust Company, Ltd. ("State Street Cayman") provides fund accounting services for each Portfolio. State Street Cayman also provides transfer agency services to each Portfolio.

      The principal business address of State Street is 225 Franklin Street, Boston, Massachusetts 02110. The principal business address of State Street Cayman is P.O. Box 2508 GT, Grand Cayman, Cayman Islands.

      In addition to amounts payable under the Management Agreements, each Portfolio is responsible for its own expenses, including, among other things, the costs of securities transactions, the compensation of Trustees that are not affiliated with Citibank or SFG, government fees, taxes, accounting and legal fees, expenses of communicating with investors, interest expense, and insurance premiums. For the fiscal year ended December 31, 1996, and the period from January 1, 1997 to October 31, 1997, the Portfolios' total expenses, expressed as a percentage of each Portfolio's average daily net assets, were as follows:
Large Cap Growth Portfolio: 0.60% and 0.60%, respectively; and Small Cap Growth
Portfolio: 0.85% and 0.85%, respectively. The Growth & Income Portfolio is newly organized and had no operations during its fiscal year ended October 31, 1997.


      All fee waivers are voluntary and may be reduced or terminated at any time.

Item 6.  Capital Stock and Other Securities.

      Investments in the Portfolios have no pre-emptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required to hold, and has no current intention of holding, annual meetings of investors, but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote. Investors have under certain circumstances (e.g., upon application and submission of certain specified documents to the Trustees by a specified number of investors) the right to communicate with other investors in connection with requesting a meeting of investors for the purpose of removing one or more Trustees. Investors also have the right to remove one or more Trustees without a meeting by a declaration in writing by a specified number of investors. Upon liquidation or dissolution of a Portfolio, investors in that Portfolio would be entitled to share pro rata in the net assets of the Portfolio available for distribution to its investors.

      The Trust reserves the right to create and issue a number of series, in which case investors in each series would participate equally in the earnings, dividends and assets of the particular series.

      The Trust is organized as a trust under the laws of the State of New York. Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Portfolios. Each investor in a Portfolio is entitled to a vote in proportion to the amount of its beneficial interest in that Portfolio. Investments in a Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time.

      The net asset value of each Portfolio (i.e., the value of its securities and other assets less its liabilities) is determined each day on which the New York Stock Exchange (the "Exchange") is open for trading ("Business Day") (and on such other days as are deemed necessary in order to comply with Rule 22c-1 under the U.S. Investment Company Act of 1940, as amended (the "1940 Act")).

This determination is made once during each day as of the close of regular trading on the Exchange. Values of a Portfolio's assets are determined on the basis of their market or other fair value, as described in Item 19 of Part B.

      Each investor in a Portfolio may add to or reduce its investment in the Portfolio on each Business Day. As of the close of regular trading on the Exchange, on each Business Day, the value of each investor's beneficial interest in a Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in a Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. Thereafter, the investor's percentage of the aggregate beneficial interests in the Portfolio is then re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of regular trading on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the same time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of the close of regular trading on the following Business Day of the Portfolio.

      Subject to an investor's right to make withdrawals as provided above, the Portfolios do not make distributions to their investors.

      The Trust has determined that each Portfolio is properly treated as a partnership for U.S. federal and New York state income tax purposes. Accordingly, no Portfolio is subject to any U.S. federal or New York state income taxes, but each investor in a Portfolio must take into account its share of that Portfolio's ordinary income, expense, capital gains and losses, credits and other items in determining its income tax liability. The determination of such share is made in accordance with the governing instruments of the Trust and the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.

      The Trust intends to conduct its activities and those of the Portfolios so that they will not be deemed to be engaged in the conduct of a U.S. trade or business for U.S. federal income tax purposes. Therefore, it is not anticipated that an investor in a Portfolio, other than an investor which would be deemed a "U.S. person" for U.S. federal income tax purposes, will be subject to U.S. federal income taxation (other than a 30% withholding tax on dividends and certain interest income) solely by reason of its investment in a Portfolio. There can be no assurance that the U.S. Internal Revenue Service may not challenge the above conclusions or take other positions that, if successful, might result in the payment of U.S. federal income taxes by investors in a Portfolio.

Item 7.  Purchase of Securities.

      Beneficial interests in the Portfolios are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

      An investment in each Portfolio is made without a sales load. All investments are made at net asset value next determined after an order is received by a Portfolio. There is no minimum initial or subsequent investment in a Portfolio. However, since each Portfolio intends to be as fully invested at all times as is reasonably practicable in order to enhance the yield on its assets, investments must be made in federal funds (i.e., moneys credited to the account of a Portfolio's custodian bank by a U.S. Federal Reserve Bank).

      The Trust reserves the right to cease accepting investments for any Portfolio at any time or to reject any investment order.


      The exclusive placement agent for the Portfolios is CFBDS, Inc. ("CFBDS"). The address of CFBDS is c/o SFG, Elizabethan Square, George Town, Grand Cayman, Cayman Islands, BWI. CFBDS receives no compensation for serving as the exclusive placement agent for the Portfolios.


Item 8.  Redemption or Repurchase.

      An investor in a Portfolio may withdraw all or any portion of its investment at any time after a withdrawal request in proper form is received by the Portfolio from the investor. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within seven days. See "Purchase, Redemption and Pricing of Securities" in Part B of this Registration Statement regarding the Trust's right to pay the redemption price in kind with readily marketable securities (instead of cash). Investments in a Portfolio may not be transferred.

      The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.

Item 9.  Pending Legal Proceedings.

      Not applicable.

                                     PART B



Item 10.  Cover Page.

      Not applicable.


Item 11.  Table of Contents.                                Page


      General Information and History                       B-1
      Investment Objectives and Policies                    B-1
      Management of the Trust                               B-29
      Control Persons and Principal Holders of Securities   B-32
      Investment Advisory and Other Services                B-33
      Brokerage Allocation and Other Practices              B-35
      Capital Stock and Other Securities                    B-37
      Purchase, Redemption and Pricing of Securities        B-38
      Tax Status                                            B-40
      Underwriters                                          B-43
      Calculations of Performance Data                      B-43
      Financial Statements                                  B-44



Item 12.  General Information and History.

      Not applicable.


Item 13.  Investment Objectives and Policies.

      Part A contains information about the investment objectives and policies of the following separate series (each a "Portfolio" and collectively, the "Portfolios") of The Premium Portfolios (the "Trust"): Large Cap Growth Portfolio (formerly Equity Portfolio), Small Cap Growth Portfolio (formerly Small Cap Equity Portfolio) and Growth & Income Portfolio. This Part B should be read in conjunction with Part A.

      INVESTMENT OBJECTIVES

      The investment objective of LARGE CAP GROWTH PORTFOLIO is long-term capital growth. Dividend income, if any, is incidental to this investment objective.

      The investment objective of SMALL CAP GROWTH PORTFOLIO is long-term capital growth. Dividend income, if any, is incidental to this investment objective.

      The investment objective of GROWTH & INCOME PORTFOLIO is long-term capital growth and current income.

      The investment objective of each Portfolio may be changed without approval by the Portfolio's investors. Of course, there can be no assurance that any Portfolio will achieve its investment objective.

      INVESTMENT POLICIES

      Part A contains a discussion of the various types of securities in which the Portfolios may invest and the risks involved in such investments. The following supplements the information contained in Part A concerning the investment objective, policies and techniques of each Portfolio.

      While it is the policy of each of the Large Cap Growth Portfolio and the Small Cap Growth Portfolio to invest its assets in a broadly diversified portfolio of equity securities consisting mainly of common stocks of U.S. issuers, each Portfolio may also invest in other types of securities such as fixed income securities and convertible and non-convertible bonds.

      The Trust has also adopted the following policies with respect to investments by each of the Large Cap Growth Portfolio and the Small Cap Growth Portfolio in (i) warrants and (ii) securities of issuers with less than three years' continuous operation. The Trust's purchases of warrants for each of these Portfolios will not exceed 5% of the Portfolio's net assets. Included within that amount, but not exceeding 2% of its net assets, may be warrants which are not listed on the New York Stock Exchange or the American Stock Exchange. Any such warrants will be valued at their market value except that warrants which are attached to securities at the time such securities are acquired for the Portfolio will be deemed to be without value for the purpose of this restriction. The Trust will not invest more than 5% of the assets of any in companies which, including their respective predecessors, have a record of less than three years' continuous operation.

      The policies described above and those described below are not fundamental and may be changed without investor approval.

REPURCHASE AGREEMENTS

      Each of the Portfolios may invest in repurchase agreements collateralized by securities in which that Portfolio may otherwise invest. Repurchase agreements are agreements by which a Portfolio purchases a security and simultaneously commits to resell that security to the seller (which is usually a member bank of the U.S. Federal Reserve System or a member firm of the New York Stock Exchange (or a subsidiary thereof)) at an agreed-upon date within a number of days (usually not more than seven) from the date of purchase. The resale price reflects the purchase price plus an agreed-upon market rate of interest which is unrelated to the coupon rate or maturity of the purchased security. A repurchase agreement involves the obligation of the seller to pay the agreed upon price, which obligation is in effect secured by the value of the underlying security, usually U.S. Government or Government agency issues. Under the Investment Company Act of 1940, as amended (the "1940 Act"), repurchase agreements may be considered to be loans by the buyer. A Portfolio's risk is limited to the ability of the seller to pay the agreed-upon amount on the delivery date. If the seller defaults, the underlying security constitutes collateral for the seller's obligation to pay although the Portfolio may incur certain costs in liquidating this collateral and in certain cases may not be permitted to liquidate this collateral. All repurchase agreements entered into by the Portfolios are fully collateralized, with such collateral being marked to market daily.

SECURITIES OF NON-U.S. ISSUERS

      Each of the Portfolios may invest in securities of non-U.S. issuers. Investing in securities of foreign issuers may involve significant risks not present in domestic investments. For example, the value of such securities fluctuates based on the relative strength of the U.S. dollar. In addition, there is generally less publicly available information about foreign issuers, particularly those not subject to the disclosure and reporting requirements of the U.S. securities laws. Foreign issuers are generally not bound by uniform accounting, auditing and financial reporting requirements comparable to those applicable to domestic issuers. Investments in securities of foreign issuers also involve the risk of possible adverse changes in investment or exchange control regulations, expropriation or confiscatory taxation, limitation on the removal of funds or other assets of a Portfolio, political or financial instability or diplomatic and other developments which would affect such investments. Further, economies of other countries or areas of the world may differ favorably or unfavorably from the economy of the U.S.

      It is anticipated that in most cases the best available market for securities of non-U.S. issuers would be on exchanges or in over-the-counter markets located outside the U.S. Non-U.S. securities markets, while growing in volume and sophistication, are generally not as developed as those in the U.S., and securities of some non-U.S. issuers (particularly those located in developing countries) may be less liquid and more volatile than securities of comparable U.S. companies. Non-U.S. securities trading practices, including those involving securities settlement where a Portfolio's assets may be released prior to receipt of payments, may expose a Portfolio to increased risk in the event of a failed trade or the insolvency of a non-U.S. broker-dealer. In addition, non-U.S. brokerage commissions are generally higher than commissions on securities traded in the U.S. and may be non-negotiable. In general, there is less overall governmental supervision and regulation of non-U.S. securities exchanges, brokers and listed companies than in the U.S.

      Investments in closed-end investment companies which primarily hold securities of non-U.S. issuers may entail the risk that the market value of such investments may be substantially less than their net asset value and that there would be duplication of investment management and other fees and expenses.

      American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs") and other forms of depositary receipts for securities of non-U.S. issuers provide an alternative method for the Portfolios to make non-U.S. investments. These securities are not usually denominated in the same currency as the securities into which they may be converted. Generally, ADRs, in registered form, are designed for use in U.S. securities markets and EDRs and GDRs, in bearer form, are designed for use in European and global securities markets. ADRs are receipts typically issued by a U.S. bank or trust company evidencing ownership of the underlying securities. EDRs and GDRs are European and global receipts, respectively, evidencing a similar arrangement. ADRs, EDRs and GDRs are subject to many of the same risks that apply to other investments in non-U.S. securities.


      ADRs, EDRs, and GDRs may be issued pursuant to sponsored or unsponsored programs. In sponsored programs, an issuer has made arrangements to have its securities traded in the form of depositary receipts. In unsponsored programs, the issuer may not be directly involved in the creation of the program. Although regulatory requirements with respect to sponsored and unsponsored programs are generally similar, in some cases it may be easier to obtain financial information from an issuer that has participated in the creation of a sponsored program. Accordingly, there may be less information available regarding issuers of securities underlying unsponsored programs, and there may not be a correlation between such information and the market value of the depositary receipts.

      The Portfolios may invest in securities of non-U.S. issuers that impose restrictions on transfer within the United States or to United States persons. Although securities subject to such transfer restrictions may be marketable abroad, they may be less liquid than securities of non-U.S. issuers of the same class that are not subject to such restrictions.

      The risks described above, including the risks of nationalization or expropriation of assets, are typically increased to the extent that a Portfolio invests in issuers located in less developed and developing nations, whose securities markets are sometimes referred to as "emerging securities markets." Investments in securities located in such countries are speculative and subject to certain special risks. Political and economic structures in many of these countries may be in their infancy and developing rapidly, and such countries may lack the social, political and economic stability characteristic of more developed countries. Certain of these countries have in the past failed to recognize private property rights and have at times nationalized and expropriated the assets of private companies.

      In addition, unanticipated political or social developments may affect the value of a Portfolio's investments in these countries and the availability to a Portfolio of additional investments in these countries. The small size, limited trading volume and relative inexperience of the securities markets in these countries may make a Portfolio's investment in such countries illiquid and more volatile than investments in more developed countries, and a Portfolio's may be required to establish special custodial or other arrangements before making investments in these countries. There may be little financial or accounting information available with respect to issuers located on these countries, and it may be difficult as a result to assess the value or prospects of an investment in such issuers.

FOREIGN CURRENCY EXCHANGE TRANSACTIONS

      Because each of the Portfolios may buy and sell securities denominated in currencies other than the U.S. dollar, and receive interest, dividends and sale proceeds in currencies other than the U.S. dollar, the Portfolios may enter into currency exchange transactions to convert United States currency to foreign currency and foreign currency to United States currency, as well as convert foreign currency to other foreign currencies. A Portfolio either enters into these transactions on a spot (i.e., cash) basis at the spot rate prevailing in the foreign currency exchange market, or uses forward contracts to purchase or sell foreign currencies. The Portfolios may also enter into foreign currency hedging transactions in an attempt to protect the value of the assets of the respective Portfolio as measured in U.S. dollars from unfavorable changes in currency exchange rates and control regulations. (Although each Portfolio's assets are valued daily in terms of U.S. dollars, the Trust does not intend to convert a Portfolio's holdings of other currencies into U.S.

dollars on a daily basis.) The Portfolios do not currently intend to speculate in currency exchange rates or forward contracts.

      The Portfolios may convert currency on a spot basis from time to time, and investors should be aware of the costs of currency conversion. Although currency exchange dealers do not charge a fee for conversion, they do realize a profit based on the difference (the "spread") between the prices at which they are buying and selling various currencies. Thus, a dealer may offer to sell a currency at one rate, while offering a lesser rate of exchange should the Portfolio desire to resell that currency to the dealer.

      A forward contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract, agreed upon by the parties, at a price set at the time of the contract. These contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no fees or commissions are charged at any stage for trades.

      When a Portfolio enters into a contract for the purchase or sale of a security denominated in a non-U.S. currency, it may desire to "lock in" the U.S. dollar price of the security. By entering into a forward contract for the purchase or sale, for a fixed amount of U.S. dollars, of the amount of non-U.S. currency involved in the underlying security transaction, the Portfolio may be able to protect against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the non-U.S. currency during the period between the date the security is purchased or sold and the date on which payment is made or received.

      When the Manager believes that the currency of a particular country may suffer a substantial decline against the U.S. dollar, a Portfolio may enter into a forward contract to sell, for a fixed amount of U.S. dollars, the amount of non-U.S. currency approximating the value of some or all of the Portfolio's securities denominated in such non-U.S. currency. The precise matching of the forward contract amounts and the value of the securities involved is not generally possible since the future value of such securities in non-U.S. currencies changes as a consequence of market movements in the value of those securities between the date the forward contract is entered into and the date it matures. The projection of a short-term hedging strategy is highly uncertain. The Portfolios do not enter into such forward contracts or maintain a net exposure to such contracts where the consummation of the contracts obligates a Portfolio to deliver an amount of non-U.S. currency in excess of the value of the Portfolio's securities or other assets denominated in that currency. Under normal circumstances, consideration of the prospect for currency parities will be incorporated in the investment decisions made with regard to overall diversification strategies. However, the Manager believes that it is important to have the flexibility to enter into such forward contracts when it determines that the best interests of the Portfolio will be served.

      The Portfolios generally would not enter into a forward contract with a term greater than one year. At the maturity of a forward contract, a Portfolio will either sell the security and make delivery of the non-U.S. currency, or retain the security and terminate its contractual obligation to deliver the non-U.S. currency by purchasing an "offsetting" contract with the same currency trader obligating it to purchase, on the same maturity date, the same amount of the non-U.S. currency. If a Portfolio retains the security and engages in an offsetting transaction, the Portfolio will incur a gain or a loss (as described below) to the extent that there has been movement in forward contract prices. If a Portfolio engages in an offsetting transaction, it may subsequently enter into a new forward contract to sell the non-U.S. currency. Should forward prices decline during the period between the date a Portfolio enters into a forward contract for the sale of the non-U.S. currency and the date it enters into an offsetting contract for the purchase of such currency, the Portfolio will realize a gain to the extent the selling price of the currency exceeds the purchase price of the currency. Should forward prices increase, the Portfolio will suffer a loss to the extent that the purchase price of the currency exceeds the selling price of the currency.

      It is impossible to forecast with precision the market value of Portfolio securities at the expiration of the contract. Accordingly, it may be necessary for a Portfolio to purchase additional non-U.S. currency on the spot market if the market value of the security is less than the amount of non-U.S. currency the Portfolio is obligated to deliver and if a decision is made to sell the security and make delivery of such currency. Conversely, it may be necessary to sell on the spot market some of the non-U.S. currency received upon the sale of the security if its market value exceeds the amount of such currency the Portfolio is obligated to deliver.

      Each of the Portfolios may also purchase put options on a non-U.S. currency in order to protect against currency rate fluctuations. If a Portfolio purchases a put option on a non-U.S. currency and the value of the U.S. currency declines, the Portfolio will have the right to sell the non-U.S. currency for a fixed amount in U.S. dollars and will thereby offset, in whole or in part, the adverse effect on the Portfolio which otherwise would have resulted. Conversely, where a rise in the U.S. dollar value of another currency is projected, and where a Portfolio anticipates investing in securities traded in such currency, such Portfolio may purchase call options on the non-U.S. currency.

      The purchase of such options could offset, at least partially, the effects of adverse movements in exchange rates. However, the benefit to a Portfolio from purchases of non-U.S. currency options will be reduced by the amount of the premium and related transaction costs. In addition, where currency exchange rates do not move in the direction or to the extent anticipated, a Portfolio could sustain losses on transactions in non-U.S. currency options which would require it to forgo a portion or all of the benefits of advantageous changes in such rates.

      Each of the Portfolios may write options on non-U.S. currencies for hedging purposes or otherwise to achieve its investment objectives. For example, where a Portfolio anticipates a decline in the value of the U.S. dollar value of a non-U.S. security due to adverse fluctuations in exchange rates it could, instead of purchasing a put option, write a call option on the relevant currency. If the expected decline occurs, the option will most likely not be exercised, and the diminution in value of the security held by the Portfolio will be offset by the amount of the premium received.

      Similarly, instead of purchasing a call option to hedge against an anticipated increase in the cost of a non-U.S. security to be acquired because of an increase in the U.S. dollar value of the currency in which the underlying security is primarily traded, a Portfolio could write a put option on the relevant currency which, if rates move in the manner projected, will expire unexercised and allow the Portfolio to hedge such increased cost up to the amount of the premium. However, the writing of a currency option will constitute only a partial hedge up to the amount of the premium, and only if rates move in the expected direction. If this does not occur, the option may be exercised and the Portfolio would be required to purchase or sell the underlying currency at a loss which may not be offset by the amount of the premium. Through the writing of options on currencies, a Portfolio also may be required to forgo all or a portion of the benefits which might otherwise have been obtained from favorable movements in exchange rates.

      Put and call options on non-U.S. currencies written by a Portfolio will be covered by segregation of cash, short-term money market instruments or high quality debt securities in an account with the custodian in an amount sufficient to discharge the Portfolio's obligations with respect to the option, by acquisition of the non-U.S. currency or of a right to acquire such currency (in the case of a call option) or the acquisition of a right to dispose of the currency (in the case of a put option), or in such other manner as may be in accordance with the requirements of any exchange on which, or the counterparty with which, the option is traded and applicable laws and regulations.

      Investing in ADRs and other depositary receipts presents many of the same risks regarding currency exchange rates as investing directly in securities denominated in currencies other than the U.S. dollar. Because the securities underlying these receipts are traded primarily in non-U.S. currencies, changes in currency exchange rates will affect the value of these receipts. For example, a decline in the U.S. dollar value of another currency in which securities are primarily traded will reduce the U.S. dollar value of such securities, even if their value in the other currency remains constant, and thus will reduce the value of the receipts covering such securities. A Portfolio may employ any of the above described non-U.S. currency hedging techniques to protect the value of its assets invested in depositary receipts.


      Of course, no Portfolio is required to enter into such transactions and will not do so unless deemed appropriate by the Manager. It should also be realized that these methods of protecting the value of a Portfolio's securities against a decline in the value of a currency do not eliminate fluctuations in the underlying prices of the securities. Additionally, although such contracts tend to minimize the risk of loss due to a decline in the value of the hedged currency, they also tend to limit any potential gain which might result should the value of such currency increase.


      Each Portfolio has established procedures consistent with policies of the Securities and Exchange Commission (the "SEC") concerning forward contracts. Since those policies currently recommend that an amount of a Portfolio's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, each Portfolio expects always to have cash, cash equivalents or high quality debt securities available sufficient to cover any commitments under these contracts or to limit any potential risk.



LENDING OF SECURITIES

      Consistent with applicable regulatory requirements and in order to generate income, each of the Portfolios may lend its securities to broker-dealers and other institutional borrowers. Such loans will usually be made only to member banks of the U.S. Federal Reserve System and to member firms of the New York Stock Exchange (and subsidiaries thereof). Loans of securities would be secured continuously by collateral in cash, cash equivalents, or U.S. Treasury obligations maintained on a current basis at an amount at least equal to the market value of the securities loaned. The cash collateral would be invested in high quality short-term instruments. Either party has the right to terminate a loan at any time on customary industry settlement notice (which will not usually exceed three business days). During the existence of a loan, a Portfolio would continue to receive the equivalent of the interest or dividends paid by the issuer on the securities loaned and with respect to cash collateral would also receive compensation based on investment of the collateral (subject to a rebate payable to the borrower). Where the borrower provides a Portfolio with collateral consisting of U.S. Treasury obligations, the borrower is also obligated to pay the Portfolio a fee for use of the borrowed securities. A Portfolio would not, however, have the right to vote any securities having voting rights during the existence of the loan, but would call the loan in anticipation of an important vote to be taken among holders of the securities or of the giving or withholding of their consent on a material matter affecting the investment. As with other extensions of credit, there are risks of delay in recovery or even loss of rights in the collateral should the borrower fail financially. However, the loans would be made only to entities deemed by the Manager to be of good standing, and when, in the judgment of the Manager, the consideration which can be earned currently from loans of this type justifies the attendant risk. In addition, a Portfolio could suffer loss if the borrower terminates the loan and the Portfolio is forced to liquidate investments in order to return the cash collateral to the buyer. If the Manager determines to make loans, it is not intended that the value of the securities loaned would exceed 30% of the value of the respective Portfolio's total assets.

WHEN-ISSUED SECURITIES

      Each of the Portfolios may purchase securities on a "when-issued" or on a "forward delivery" basis. It is expected that, under normal circumstances, the applicable Portfolio would take delivery of such securities. When a Portfolio commits to purchase a security on a "when-issued" or on a "forward delivery" basis, it sets up procedures consistent with SEC policies. Since those policies currently require that an amount of a Portfolio's assets equal to the amount of the purchase be held aside or segregated to be used to pay for the commitment, each of the Portfolios expects always to have cash, cash equivalents or high quality debt securities sufficient to cover any commitments or to limit any potential risk. However, even though the Portfolios do not intend to make such purchases for speculative purposes and intend to adhere to the provisions of SEC policies, purchases of securities on such bases may involve more risk than other types of purchases. For example, a Portfolio may have to sell assets which have been set aside in order to meet redemptions. Also, if the Manager determines it is advisable as a matter of investment strategy to sell the "when-issued" or "forward delivery" securities, a Portfolio would be required to meet its obligations from the then available cash flow or the sale of securities, or, although it would not normally expect to do so, from the sale of the "when-issued" or "forward delivery" securities themselves (which may have a value greater or less than the Portfolio's payment obligation).

RULE 144A SECURITIES


      Consistent with applicable investment restrictions, each of the Portfolios may purchase securities that are not registered ("restricted securities") under the Securities Act of 1933 (the "1933 Act"), but can be offered and sold to "qualified institutional buyers" under Rule 144A under the 1933 Act. However, none of the Portfolios will invest more than 15% of its net assets in illiquid investments, which includes securities for which there is no readily available market, securities subject to contractual restrictions on resale and restricted securities, unless the Board of Trustees of the Trust determines, based on the trading markets for the specific restricted security, that it is liquid. The Trustees have adopted guidelines and delegated to the Manager the daily function of determining and monitoring liquidity of restricted securities. The Trustees, however, retain oversight and are ultimately responsible for the determinations.

      Since it is not possible to predict with assurance exactly how the market for restricted securities will develop, the Trustees will carefully monitor each Portfolio's investments in these securities, focusing on such factors, among others, as valuation, liquidity and availability of information.

FUTURES CONTRACTS

      Each of the Portfolios may enter into stock index futures contracts and/or foreign currency futures contracts. The Growth & Income Portfolio may also enter into interest rate futures contracts. Such investment strategies will be used for hedging purposes and for nonhedging purposes, subject to applicable law.

      A futures contract is an agreement between two parties for the purchase or sale for future delivery of securities or for the payment or acceptance of a cash settlement based upon changes in the value of the securities or of an index of securities. A "sale" of a futures contract means the acquisition of a contractual obligation to deliver the securities called for by the contract at a specified price, or to make or accept the cash settlement called for by the contract, on a specified date. A "purchase" of a futures contract means the acquisition of a contractual obligation to acquire the securities called for by the contract at a specified price, or to make or accept the cash settlement called for by the contract, on a specified date. Futures contracts have been designed by exchanges which have been designated "contract markets" by the Commodity Futures Trading Commission ("CFTC") and must be executed through a futures commission merchant, or brokerage firm, which is a member of the relevant contract market. Futures contracts trade on these markets, and the exchanges, through their clearing organizations, guarantee that the contracts will be performed as between the clearing members of the exchange.


      While futures contracts based on securities do provide for the delivery and acceptance of securities, such deliveries and acceptances are very seldom made. Generally, a futures contract is terminated by entering into an offsetting transaction. Brokerage fees will be incurred when a Portfolio purchases or sells a futures contract. At the same time such a purchase or sale is made, the Portfolio must provide cash or securities as a deposit ("initial deposit") known as "margin." The initial deposit required will vary, but may be as low as 1% or less of a contract's face value. Daily thereafter, the futures contract is valued through a process known as "marking to market," and the Portfolio may receive or be required to pay additional "variation margin" as the futures contract becomes more or less valuable. At the time of delivery of securities pursuant to such a contract, adjustments are made to recognize differences in value arising from the delivery of securities with a different interest rate than the specific security that provides the standard for the contract. In some (but not many) cases, securities called for by a futures contract may not have been issued when the contract was entered into.

      The Growth & Income Portfolio may purchase or sell futures contracts to attempt to protect the Portfolio from fluctuations in interest rates, or to manage the effective maturity or duration of the Portfolio's investment portfolio in an effort to reduce potential losses or enhance potential gain, without actually buying or selling debt securities. For example, if interest rates were expected to increase, the Growth & Income Portfolio might enter into futures contracts for the sale of debt securities. Such a sale would have much the same effect as if the Portfolio sold bonds that it owned, or as if the Portfolio sold longer-term bonds and purchased shorter-term bonds. If interest rates did increase, the value of the Portfolio's debt securities would decline, but the value of the futures contracts would increase, thereby keeping the net asset value of the Portfolio from declining as much as it otherwise would have. Similar results could be accomplished by selling bonds, or by selling bonds with longer maturities and investing in bonds with shorter maturities. However, by using futures contracts, the Growth & Income Portfolio avoids having to sell its securities.


      Similarly, when it is expected that interest rates may decline, the Growth & Income Portfolio might enter into futures contracts for the purchase of debt securities. Such a purchase would be intended to have much the same effect as if the Portfolio purchased bonds, or as if the Portfolio sold shorter-term bonds and purchased longer-term bonds. If interest rates did decline, the value of the futures contracts would increase.

      Each of the Portfolios may enter into stock index futures contracts to gain stock market exposure while holding cash available for investments and redemptions.

      Each of the Portfolios may purchase and sell foreign currency futures contracts to attempt to protect its current or intended investments from fluctuations in currency exchange rates. Such fluctuations could reduce the dollar value of portfolio securities denominated in foreign currencies, or increase the cost of foreign-denominated securities to be acquired, even if the value of such securities in the currencies in which they are denominated remains constant. A Portfolio may sell futures contracts on a foreign currency, for example, where it holds securities denominated in such currency and it anticipates a decline in the value of such currency relative to the dollar. In the event such decline occurs, the resulting adverse effect on the value of foreign-denominated securities may be offset, in whole or in part, by gains on the futures contracts.

      Conversely, a Portfolio could protect against a rise in the dollar cost of foreign-denominated securities to be acquired by purchasing futures contracts on the relevant currency, which could offset, in whole or in part, the increased cost of such securities resulting from a rise in the dollar value of the underlying currencies. Where a Portfolio purchases futures contracts under such circumstances, however, and the prices of securities to be acquired instead decline, the Portfolio will sustain losses on its futures position which could reduce or eliminate the benefits of the reduced cost of portfolio securities to be acquired.

      Although the use of futures for hedging should tend to minimize the risk of loss due to a decline in the value of the hedged position (e.g., if a Portfolio sells a futures contract to protect against losses in the securities held by the Portfolio), at the same time the futures contract limits any potential gain which might result from an increase in value of a hedged position.

      In addition, the ability effectively to hedge all or a portion of a Portfolio's investments through transactions in futures contracts depends on the degree to which movements in the value of the securities underlying such contracts correlate with movements in the value of the Portfolio's securities. If the security underlying a futures contract is different than the security being hedged, they may not move to the same extent or in the same direction. In that event, the Portfolio's hedging strategy might not be successful and the Portfolio could sustain losses on these hedging transactions which would not be offset by gains on the Portfolio's other investments or, alternatively, the gains on the hedging transaction might not be sufficient to offset losses on the Portfolio's other investments. It is also possible that there may be a negative correlation between the security underlying a futures contract and the securities being hedged, which could result in losses both on the hedging transaction and the securities. In these and other instances, the Portfolio's overall return could be less than if the hedging transactions had not been undertaken. Similarly, even where a Portfolio enters into futures transactions other than for hedging purposes, the effectiveness of its strategy may be affected by lack of correlation between changes in the value of the futures contracts and changes in value of the securities which the Portfolio would otherwise buy and sell.

      The ordinary spreads between prices in the cash and futures markets, due to differences in the nature of those markets, are subject to distortions. First, all participants in the futures market are subject to initial deposit and variation margin requirements. Rather than meeting additional variation margin requirements, investors may close out futures contracts through offsetting transactions which could distort the normal relationship between the cash and futures markets. Second, there is the potential that the liquidity of the futures market may be lacking. Prior to expiration, a futures contract may be terminated only by entering into a closing purchase or sale transaction, which requires a secondary market on the contract market on which the futures contract was originally entered into. While a Portfolio will establish a futures position only if there appears to be a liquid secondary market therefor, there can be no assurance that such a market will exist for any particular futures contract at any specific time. In that event, it may not be possible to close out a position held by the Portfolio, which could require the Portfolio to purchase or sell the instrument underlying the futures contract or to meet ongoing variation margin requirements. The inability to close out futures positions also could have an adverse impact on the ability effectively to use futures transactions for hedging or other purposes.

      The liquidity of a secondary market in a futures contract may be adversely affected by "daily price fluctuation limits" established by the exchanges, which limit the amount of fluctuation in the price of a futures contract during a single trading day and prohibit trading beyond such limits once they have been reached. The trading of futures contracts also is subject to the risk of trading halts, suspensions, exchange or clearing house equipment failures, government intervention, insolvency of a brokerage firm or clearing house or other disruptions of normal trading activity, which could at times make it difficult or impossible to liquidate existing positions or to recover excess variation margin payments.

      Investments in futures contracts also entail the risk that if the Manager's investment judgment about the general direction of interest rates or stock prices is incorrect, the Portfolio's overall performance may be poorer than if any such contract had not been entered into. For example, if the Growth & Income Portfolio hedged against the possibility of an increase in interest rates which would adversely affect the price of the Portfolio's bonds and interest rates decrease instead, part or all of the benefit of the increased value of the Portfolio's bonds which were hedged will be lost because the Portfolio will have offsetting losses in its futures positions. Similarly, if the Growth & Income Portfolio purchases futures contracts expecting a decrease in interest rates and interest rates instead increased, the Portfolio will have losses in its futures positions which will increase the amount of the losses on the securities in its portfolio which will also decline in value because of the increase in interest rates. In addition, in such situations, if the Growth & Income Portfolio has insufficient cash, the Portfolio may have to sell bonds from its investments to meet daily variation margin requirements, possibly at a time when it may be disadvantageous to do so.

      Each contract market on which futures contracts are traded has established a number of limitations governing the maximum number of positions which may be held by a trader, whether acting alone or in concert with others. The Manager does not believe that these trading and position limits would have an adverse impact on a Portfolio's hedging strategies.

      CFTC regulations require compliance with certain limitations in order to assure that a Portfolio is not deemed to be a "commodity pool" under such regulations. In particular, CFTC regulations prohibit a Portfolio from purchasing or selling futures contracts (other than for bona fide hedging transactions) if, immediately thereafter, the sum of the amount of initial margin required to establish that Portfolio's non-hedging futures positions would exceed 5% of that Portfolio's net assets.

      Each Portfolio will comply with this CFTC requirement and currently intends to adhere to the additional policies described below. First, an amount of cash or cash equivalents will be maintained by each Portfolio in a segregated account with the Portfolio's custodian so that the amount so segregated, plus the initial margin held on deposit, will be approximately equal to the amount necessary to satisfy the Portfolio's obligations under the futures contract. The second is that a Portfolio will not enter into a futures contract if immediately thereafter the amount of initial margin deposits on all the futures contracts held by the Portfolio would exceed approximately 5% of the net assets of the Portfolio. The third is that the aggregate market value of the futures contracts held by a Portfolio not exceed approximately 50% of the market value of the Portfolio's total assets other than its futures contracts. For purposes of this third policy, "market value" of a futures contract is deemed to be the amount obtained by multiplying the number of units covered by the futures contract times the per unit price of the securities covered by that contract.

      The use of futures contracts may increase the amount of taxable income of a Portfolio and may affect the amount, timing and character of a Portfolio's income for tax purposes, as more fully discussed herein in the section entitled "Tax Status."

OPTIONS ON FUTURES CONTRACTS

      A Portfolio may purchase and write options to buy or sell futures contracts in which the Portfolio may invest. Such investment strategies will be used for hedging purposes and for non-hedging purposes, subject to applicable law.

      An option on a futures contract provides the holder with the right to enter into a "long" position in the underlying futures contract, in the case of a call option, or a "short" position in the underlying futures contract, in the case of a put option, at a fixed exercise price up to a stated expiration date or, in the case of certain options, on such date. Upon exercise of the option by the holder, the contract market clearinghouse establishes a corresponding short position for the writer of the option, in the case of a call option, or a corresponding long position in the case of a put option. In the event that an option is exercised, the parties will be subject to all the risks associated with the trading of futures contracts, such as payment of initial and variation margin deposits. In addition, the writer of an option on a futures contract, unlike the holder, is subject to initial and variation margin requirements on the option position.

      A position in an option on a futures contract may be terminated by the purchaser or seller prior to expiration by effecting a closing purchase or sale transaction, subject to the availability of a liquid secondary market, which is the purchase or sale of an option of the same series, (i.e., the same exercise price and expiration date), as the option previously purchased or sold. The difference between the premiums paid and received represents the trader's profits or loss on the transaction.

      Options on futures contracts that are written or purchased by a Portfolio on U.S. exchanges are traded on the same contract market as the underlying futures contract, and, like futures contracts, are subject to regulation by the CFTC and the performance guarantee of the exchange clearinghouse. In addition, options on futures contracts may be traded on foreign exchanges.

      A Portfolio may cover the writing of call options on futures contracts
(a) through purchases of the underlying futures contract, (b) through ownership of the instrument, or instruments included in the index underlying the futures contract, or (c) through the holding of a call on the same futures contract and in the same principal amount as the call written where the exercise price of the call held (i) is equal to or less than the exercise price of the call written or (ii) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash or securities in a segregated account with its custodian. A Portfolio may cover the writing of put options on futures contracts (a) through sales of the underlying futures contract, (b) through segregation of cash, short-term money market instruments or high quality debt securities in an amount equal to the value of the security or index underlying the futures contract, (c) through the holding of a put on the same futures contract and in the same principal amount as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written or where the exercise price of the put held is less than the exercise price of the put written if the difference is maintained by the Portfolio in cash, short-term money market instruments or high quality debt securities in a segregated account with its custodian. Put and call options on futures contracts may also be covered in such other manner as may be in accordance with the rules of the exchange on which the option is traded and applicable laws and regulations. Upon the exercise of a call option on a futures contract written by a Portfolio, the Portfolio will be required to sell the underlying futures contract which, if the Portfolio has covered its obligation through the purchase of such contract, will serve to liquidate its futures position. Similarly, where a put option on a futures contract written by a Portfolio is exercised, the Portfolio will be required to purchase the underlying futures contract which, if the Portfolio has covered its obligation through the sale of such contract, will close out its futures position.

      The writing of a call option on a futures contract constitutes a partial hedge against declining prices of the securities deliverable on exercise of the futures contract. A Portfolio will receive an option premium when it writes the call, and, if the price of the futures contract at expiration of the option is below the option exercise price, the Portfolio will retain the full amount of this option premium, which provides a partial hedge against any decline that may have occurred in the Portfolio's security holdings. Similarly, the writing of a put option on a futures contract constitutes a partial hedge against increasing prices of the securities deliverable upon exercise of the futures contract. If a Portfolio writes an option on a futures contract and that option is exercised, the Portfolio may incur a loss, which loss will be reduced by the amount of the option premium received, less related transaction costs. A Portfolio's ability to hedge effectively through transactions in options on futures contracts depends on, among other factors, the degree of correlation between changes in the value of securities held by the Portfolio and changes in the value of its futures positions. This correlation cannot be expected to be exact, and a Portfolio bears a risk that the value of the futures contract being hedged will not move in the same amount, or even in the same direction, as the hedging instrument. Thus it may be possible for a Portfolio to incur a loss on both the hedging instrument and the futures contract being hedged.

      A Portfolio may purchase options on futures contracts for hedging purposes instead of purchasing or selling the underlying futures contracts. For example, where a decrease in the value of portfolio securities is anticipated as a result of a projected market-wide decline or changes in interest or exchange rates, a Portfolio could, in lieu of selling futures contracts, purchase put options thereon. In the event that such decrease occurs, it may be offset, in whole or part, by a profit on the option. Conversely, where it is projected that the value of securities to be acquired by a Portfolio will increase prior to acquisition, due to a market advance or changes in interest or exchange rates, the Portfolio could purchase call options on futures contracts, rather than purchasing the underlying futures contracts.

BANK OBLIGATIONS

      The Growth & Income Portfolio may invest in bank obligations, i.e., certificates of deposit, time deposits (including Eurodollar time deposits) and bankers' acceptances and other short-term debt obligations issued by domestic banks, foreign subsidiaries or foreign branches of domestic banks, domestic and foreign branches of foreign banks, domestic savings and loan associations and other banking institutions. A bankers' acceptance is a bill of exchange or time draft drawn on and accepted by a commercial bank. It is used by corporations to finance the shipment and storage of goods and to furnish dollar exchange. Maturities are generally six months or less. A certificate of deposit is a negotiable interest-bearing instrument with a specific maturity. Certificates of deposit are issued by banks and savings and loan institutions in exchange for the deposit of funds and normally can be traded in the secondary market prior to maturity. A time deposit is a non-negotiable receipt issued by a bank in exchange for the deposit of funds. Like a certificate of deposit, it earns a specified rate of interest over a definite period of time; however, it cannot be traded in the secondary market. Time deposits with a withdrawal penalty are considered to be illiquid securities.

MORTGAGE-BACKED SECURITIES

      The Growth & Income Portfolio may invest in mortgage-backed securities, which are securities representing interests in pools of mortgage loans. Interests in pools of mortgage-related securities differ from other forms of debt securities which normally provide for periodic payment of interest in fixed amounts with principal payments at maturity or specified call dates. Instead, these securities provide a monthly payment which consists of both interest and principal payments. In effect, these payments are a "pass-through" of the monthly payments made by the individual borrowers on their mortgage loans, net of any fees paid to the issuer or guarantor of such securities. Additional payments are caused by prepayments of principal resulting from the sale, refinancing or foreclosure of the underlying property, net of fees or costs which may be incurred. The market value and interest yield of these instruments can vary due to market interest rate fluctuations and early prepayments of underlying mortgages.

      The principal governmental issuers or guarantors of mortgage-backed securities are the Government National Mortgage Association ("GNMA"), Federal National Mortgage Association ("FNMA"), and Federal Home Loan Mortgage Corporation ("FHLMC"). Obligations of GNMA are backed by the full faith and credit of the U.S. Government while obligations of FNMA and FHLMC are supported by the respective agency only. Although GNMA certificates may offer yields higher than those available from other types of U.S. Government securities, GNMA certificates may be less effective than other types of securities as a means of "locking in" attractive long-term rates because of the prepayment feature. For instance, when interest rates decline, the value of a GNMA certificate likely will not rise as much as comparable debt securities due to the prepayment feature. In addition, these prepayments can cause the price of a GNMA certificate originally purchased at a premium to decline in price to its par value, which may result in a loss.

      The Growth & Income Portfolio may also invest a portion of its assets in collateralized mortgage obligations or "CMOs," a type of mortgage-backed security. CMOs are securities collateralized by mortgages, mortgage pass-through certificates, mortgage pay-through bonds (bonds representing an interest in a pool of mortgages where the cash flow generated from the mortgage collateral pool is dedicated to bond repayment), and mortgage-backed bonds (general obligations of the issuers payable out of the issuers' general funds and additionally secured by a first lien on a pool of single family detached properties). Many CMOs are issued with a number of classes or series which have different maturities and are retired in sequence.

      Investors purchasing such CMOs in the shortest maturities receive or are credited with their pro rata portion of the scheduled payments of interest and principal on the underlying mortgages plus all unscheduled prepayments of principal up to a predetermined portion of the total CMO obligation. Until that portion of such CMO obligations is repaid, investors in the longer maturities receive interest only. Accordingly, the CMOs in the longer maturity series are less likely than other mortgage pass-through certificates to be prepaid prior to their stated maturity. Although some of the mortgages underlying CMOs may be supported by various types of insurance, and some CMOs may be backed by GNMA certificates or other mortgage pass-through certificates issued or guaranteed by U.S. Government agencies or instrumentalities, the CMOs themselves are not generally guaranteed.

      Even if the U.S. government or one of its agencies guarantees principal and interest payments of a mortgage-backed security, the market price of a mortgage-backed security is not insured and may be subject to market volatility. When interest rates decline, mortgage-backed securities experience higher rates of prepayment because the underlying mortgages are refinanced to take advantage of the lower rates. The price of mortgage-backed securities may not increase as much as prices of other debt obligations when interest rates decline, and mortgage-backed securities may not be an effective means of locking in a particular interest rate. In addition, any premium paid for a mortgage-backed security may be lost when it is prepaid. When interest rates go up, mortgage-backed securities experience lower rates of prepayment. This has the effect of lengthening the expected maturity of a mortgage-backed security. As a result, prices of mortgage-backed securities may decrease more than prices of other debt obligations when interest rates go up.

MORTGAGE "DOLLAR ROLL" TRANSACTIONS

      The Growth & Income Portfolio may enter into mortgage "dollar roll" transactions pursuant to which it sells mortgage-backed securities for delivery in the future and simultaneously contracts to repurchase substantially similar securities on a specified future date. During the roll period, the Portfolio foregoes principal and interest paid on the mortgage-backed securities. The Growth & Income Portfolio is compensated for the lost principal and interest by the difference between the current sales price and the lower price for the future purchase (often referred to as the "drop") as well as by the interest earned on the cash proceeds of the initial sale. The Growth & Income Portfolio may also be compensated by receipt of a commitment fee.

CORPORATE ASSET-BACKED SECURITIES

      The Growth & Income Portfolio may invest in corporate asset-backed securities. These securities, issued by trusts and special purpose corporations, are backed by a pool of assets, such as credit card and automobile loan receivables, representing the obligations of a number of different parties.

      Corporate asset-backed securities present certain risks. For instance, in the case of credit card receivables, these securities may not have the benefit of any security interest in the related collateral. Credit card receivables are generally unsecured and the debtors are entitled to the protection of a number of state and federal consumer credit laws, many of which give such debtors the right to set off certain amounts owed on the credit cards, thereby reducing the balance due. Most issuers of automobile receivables permit the servicers to retain possession of the underlying obligations. If the servicer were to sell these obligations to another party, there is a risk that the purchaser would acquire an interest superior to that of the holders of the related automobile receivables. In addition, because of the large number of vehicles involved in a typical issuance and technical requirements under state laws, the trustee for the holders of the automobile receivables may not have a proper security interest in all of the obligations backing such receivables. Therefore, there is the possibility that recoveries on repossessed collateral may not, in some cases, be available to support payments on these securities. The underlying assets (e.g., loans) are also subject to prepayments which shorten the securities' weighted average life and may lower their return.

      Corporate asset-backed securities are often backed by a pool of assets representing the obligations of a number of different parties. To lessen the effect of failures by obligors on underlying assets to make payments, the securities may contain elements of credit support which fall into two categories: (i) liquidity protection and (ii) protection against losses resulting from ultimate default by an obligor on the underlying assets. Liquidity protection refers to the provision of advances, generally by the entity administering the pool of assets, to ensure that the receipt of payments on the underlying pool occurs in a timely fashion. Protection against losses resulting from ultimate default ensures payment through insurance policies or letters of credit obtained by the issuer or sponsor from third parties. The Growth & Income Portfolio will not pay any additional or separate fees for credit support. The degree of credit support provided for each issue is generally based on historical information respecting the level of credit risk associated with the underlying assets. Delinquency or loss in excess of that anticipated or failure of the credit support could adversely affect the return on an investment in such a security.

LOWER RATED DEBT SECURITIES

      The Growth & Income Portfolio may invest in lower rated fixed income securities (commonly known as "junk bonds"), to the extent described in Part A. The lower ratings of certain securities held by the Portfolio reflect a greater possibility that adverse changes in the financial condition of the issuer or in general economic conditions, or both, or an unanticipated rise in interest rates, may impair the ability of the issuer to make payments of interest and principal. The inability (or perceived inability) of issuers to make timely payment of interest and principal would likely make the values of such securities held by the Portfolio more volatile and could limit the Portfolio's ability to sell its securities at prices approximating the values the Portfolio had placed on such securities. In the absence of a liquid trading market for securities held by it, the Portfolio at times may be unable to establish the fair value of such securities.


      Securities ratings are based largely on the issuer's historical financial condition and the rating agencies' analysis at the time of rating. Consequently, the rating assigned to any particular security is not necessarily a reflection of the issuer's current financial condition, which may be better or worse than the rating would indicate. In addition, the rating assigned to a security by Moody's Investors Service, Inc. or Standard & Poor's Ratings Group (or by any other nationally recognized securities rating organization) does not reflect an assessment of the volatility of the security's market value or the liquidity of an investment in the security.


      Like those of other fixed-income securities, the values of lower rated securities fluctuate in response to changes in interest rates. A decrease in interest rates will generally result in an increase in the value of fixed income securities. Conversely, during periods of rising interest rates, the value of the Portfolio's fixed-income securities will generally decline. The values of lower rated securities may often be affected to a greater extent by changes in general economic conditions and business conditions affecting the issuers of such securities and their industries. Negative publicity or investor perceptions may also adversely affect the values of lower rated securities. Changes by recognized rating services in their ratings of any fixed-income security and changes in the ability of an issuer to make payments of interest and principal may also affect the value of these investments. Changes in the value of portfolio securities generally will not affect income derived from these securities, but will affect the Portfolio's net asset value. The Portfolio will not necessarily dispose of a security when its rating is reduced below its rating at the time of purchase. However, the Manager will monitor the investment to determine whether its retention will assist in meeting the Portfolio's investment objective.

      Issuers of lower rated securities are often highly leveraged, so that their ability to service their debt obligations during an economic downturn or during sustained periods of rising interest rates may be impaired. Such issuers may not have more traditional methods of financing available to them and may be unable to repay outstanding obligations at maturity by refinancing. The risk of loss due to default in payment of interest or repayment of principal by such issuers is significantly greater because such securities frequently are unsecured and subordinated to the prior payment of senior indebtedness.

      At times, a substantial portion of the Growth & Income Portfolio's assets may be invested in securities as to which the Portfolio, by itself or together with other funds and accounts managed by Citibank and its affiliates, holds all or a major portion. Although Citibank generally considers such securities to be liquid because of the availability of an institutional market for such securities, it is possible that, under adverse market or economic conditions or in the event of adverse changes in the financial condition of the issuer, the Portfolio could find it more difficult to sell these securities when Citibank believes it advisable to do so or may be able to sell the securities only at prices lower than if they were more widely held. Under these circumstances, it may also be more difficult to determine the fair value of such securities for purposes of computing the Portfolio's net asset value. In order to enforce its rights in the event of a default under such securities, the Portfolio may be required to participate in various legal proceedings or take possession of and manage assets securing the issuer's obligations on such securities. This could increase the Portfolio's operating expenses and adversely affect the Portfolio's net asset value. In addition, the Portfolio's intention to qualify as a "regulated investment company" under the Internal Revenue Code may limit the extent to which the Portfolio may exercise its rights by taking possession of such assets.

      Certain securities held by the Growth & Income Portfolio may permit the issuer at its option to "call," or redeem, its securities. If an issuer were to redeem securities held by the Portfolio during a time of declining interest rates, the Portfolio may not be able to reinvest the proceeds in securities providing the same investment return as the securities redeemed.

      The Growth & Income Portfolio may invest without limit in "zero-coupon" bonds and "payment-in-kind" bonds. Zero-coupon bonds are issued at a significant discount from their principal amount in lieu of paying interest periodically. Payment-in-kind bonds allow the issuer, at its option, to make current interest payments on the bonds either in cash or in additional bonds. Because zero-coupon and payment-in kind bonds do not pay current interest in cash, their value is subject to greater fluctuation in response to changes in market interest rates than bonds that pay interest currently. Both zero-coupon and payment-in-kind bonds allow an issuer to avoid the need to generate cash to meet current interest payments. Accordingly, such bonds may involve greater credit risks than bonds paying interest currently in cash. The Portfolio is required to accrue interest income on such investments and to distribute such amounts at least annually to shareholders even though such bonds do not pay current interest in cash. Thus, it may be necessary at times for the Portfolio to liquidate investments in order to satisfy its dividend requirements.

      To the extent the Growth & Income Portfolio invests in securities in the lower rating categories, the achievement of the Portfolio's objective is more dependent on the Manager's investment analysis than would be the case if the Portfolio were investing in securities in the higher rating categories. This may be particularly true with respect to tax-exempt securities, as the amount of information about the financial condition of an issuer of tax-exempt securities may not be as extensive as that which is made available by corporations whose securities are publicly traded.

OPTIONS

      The Growth & Income Portfolio may write covered call and put options and purchase call and put options on securities. Call and put options written by the Portfolio may be covered in the manner set forth below.

      A call option written by the Growth & Income Portfolio is "covered" if the Portfolio owns the security underlying the call or has an absolute and immediate right to acquire that security without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities held in its portfolio. A call option is also covered if the Portfolio holds a call on the same security and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash, short-term money market instruments or high quality debt securities in a segregated account with its custodian. A put option written by the Portfolio is "covered" if the Portfolio maintains cash, short term money market instruments or high quality debt securities with a value equal to the exercise price in a segregated account with its custodian, or else holds a put on the same security and in the same principal amount as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written or where the exercise price of the put held is less than the exercise price of the put written if the difference is maintained by the Portfolio in cash, short-term money market instruments or high quality debt securities in a segregated account with its custodian. Put and call options written by the Portfolio may also be covered in such other manner as may be in accordance with the requirements of the exchange on which, or the counter party with which, the option is traded, and applicable laws and regulations. If the writer's obligation is not so covered, it is subject to the risk of the full change in value of the underlying security from the time the option is written until exercise.

      The Growth & Income Portfolio may purchase options for hedging purposes or to increase its return. Put options may be purchased to hedge against a decline in the value of portfolio securities. If such decline occurs, the put options will permit the Portfolio to sell the securities at the exercise price, or to close out the options at a profit. By using put options in this way, the Portfolio will reduce any profit it might otherwise have realized in the underlying security by the amount of the premium paid for the put option and by transaction costs.

      The Growth & Income Portfolio may purchase call options to hedge against an increase in the price of securities that the Portfolio anticipates purchasing in the future. If such increase occurs, the call option will permit the Portfolio to purchase the securities at the exercise price, or to close out the options at a profit. The premium paid for the call option plus any transaction costs will reduce the benefit, if any, realized by the Portfolio upon exercise of the option, and, unless the price of the underlying security rises sufficiently, the option may expire worthless to the Portfolio.

      The Growth & Income Portfolio may write (sell) covered call and put options and purchase call and put options on stock indices. In contrast to an option on a security, an option on a stock index provides the holder with the right, but not the obligation, to make or receive a cash settlement upon exercise of the option, rather than the right to purchase or sell a security. The amount of this settlement is equal to (i) the amount, if any, by which the fixed exercise price of the option exceeds (in the case of a call) or is below (in the case of a put) the closing value of the underlying index on the date of exercise, multiplied by (ii) a fixed "index multiplier."

      The Growth & Income Portfolio may cover call options on stock indices by owning securities whose price changes, in the opinion of the Manager, are expected to be similar to those of the underlying index, or by having an absolute and immediate right to acquire such securities without additional cash consideration (or for additional cash consideration held in a segregated account by its custodian) upon conversion or exchange of other securities in its portfolio. Where the Portfolio covers a call option on a stock index through ownership of securities, such securities may not match the composition of the index and, in that event, the Portfolio will not be fully covered and could be subject to risk of loss in the event of adverse changes in the value of the index. The Portfolio may also cover call options on stock indices by holding a call on the same index and in the same principal amount as the call written where the exercise price of the call held (a) is equal to or less than the exercise price of the call written or (b) is greater than the exercise price of the call written if the difference is maintained by the Portfolio in cash, short-term money market instruments or high quality debt securities in a segregated account with its custodian. The Portfolio may cover put options on stock indices by maintaining cash, short-term money market instruments or high quality debt securities with a value equal to the exercise price in a segregated account with its custodian, or by holding a put on the same stock index and in the same principal amount as the put written where the exercise price of the put held is equal to or greater than the exercise price of the put written or where the exercise price of the put held is less than the exercise price of the put written if the difference is maintained by the Portfolio in cash, short-term money market instruments or high quality debt securities in a segregated account with its custodian. Put and call options on stock indices may also be covered in such other manner as may be in accordance with the rules of the exchange on which, or the counterparty with which, the option is traded and applicable laws and regulations.

      The Growth & Income Portfolio will receive a premium from writing a put or call option, which increases the Portfolio's gross income in the event the option expires unexercised or is closed out at a profit. If the value of an index on which the Portfolio has written a call option falls or remains the same, the Portfolio will realize a profit in the form of the premium received (less transaction costs) that could offset all or a portion of any decline in the value of the securities it owns. If the value of the index rises, however, the Portfolio will realize a loss in its call option position, which will reduce the benefit of any unrealized appreciation in the Portfolio's stock investments. By writing a put option, the Portfolio assumes the risk of a decline in the index. To the extent that the price changes of securities owned by the Portfolio correlate with changes in the value of the index, writing covered put options on indices will increase the Portfolio's losses in the event of a market decline, although such losses will be offset in part by the premium received for writing the option.

      The Growth & Income Portfolio may also purchase put options on stock indices to hedge the Portfolio's investments against a decline in value. By purchasing a put option on a stock index, the Portfolio will seek to offset a decline in the value of securities it owns through appreciation of the put option. If the value of the Portfolio's investments does not decline as anticipated, or if the value of the option does not increase, the Portfolio's loss will be limited to the premium paid for the option plus related transaction costs. The success of this strategy will largely depend on the accuracy of the correlation between the changes in value of the index and the changes in value of the Portfolio's security holdings.

      The purchase of call options on stock indices may be used by the Growth & Income Portfolio to attempt to reduce the risk of missing a broad market advance, or an advance in an industry or market segment, at a time when the Portfolio holds uninvested cash or short-term debt securities awaiting investment. When purchasing call options for this purpose, the Portfolio will also bear the risk of losing all or a portion of the premium paid if the value of the index does not rise. The purchase of call options on stock indices when the Portfolio is substantially fully invested is a form of leverage, up to the amount of the premium and related transaction costs, and involves risks of loss and of increased volatility similar to those involved in purchasing calls on securities the Portfolio owns.

      The Growth & Income Portfolio may purchase and write options on foreign currencies in a manner similar to that in which futures contracts on foreign currencies, or forward contracts, will be utilized.

CONVERTIBLE SECURITIES


      Each Portfolio may invest in convertible securities. A convertible security is a fixed-income security (a bond or preferred stock) which may be converted at a stated price within a specified period of time into a certain quantity of common stock or other equity securities of the same or a different issuer. Convertible securities rank senior to common stock in a corporation's capital structure but are usually subordinated to similar non-convertible securities. While providing a fixed-income stream (generally higher in yield than the income derivable from common stock but lower than that afforded by a similar non-convertible security), a convertible security also affords an investor the opportunity, through its conversion feature, to participate in the capital appreciation attendant upon a market price advance in the convertible security's underlying common stock.


      In general, the market value of a convertible security is at least the higher of its "investment value" (i.e., its value as a fixed-income security) or its "conversion value" (i.e., its value upon conversion into its underlying stock). As a fixed-income security, a convertible security tends to increase in market value when interest rates decline and tends to decrease in value when interest rates rise. However, the price of a convertible security is also influenced by the market value of the security's underlying common stock. The price of a convertible security tends to increase as the market value of the underlying stock rises, whereas it tends to decrease as the market value of the underlying stock declines. While no securities investment is without some risk, investments in convertible securities generally entail less risk than investments in the common stock of the same issuer.

INVESTMENT RESTRICTIONS

FUNDAMENTAL RESTRICTIONS

      The Trust, on behalf of the Portfolios, has adopted the following policies which may not be changed with respect to any Portfolio without approval by holders of a majority of the outstanding voting securities of that Portfolio, which as used in this Part B means the vote of the lesser of (i) 67% or more of the outstanding voting securities of the Portfolio present at a meeting at which the holders of more than 50% of the outstanding voting securities of the Portfolio are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities of the Portfolio. The term "voting securities" as used in this paragraph has the same meaning as in the 1940 Act.

      None of the Portfolios may :

      (1) Borrow money, except that as a temporary measure for extraordinary or emergency purposes it may borrow in an amount not to exceed 1/3 of the current value of its net assets, including the amount borrowed; or purchase any securities at any time at which borrowings exceed 5% of the total assets of the Portfolio, taken at market value. It is intended that a Portfolio would borrow money only from banks and only to accommodate requests for the repurchase of beneficial interests in the Portfolio while effecting an orderly liquidation of portfolio securities.

      (2) Make loans to other persons except (a) through the lending of its portfolio securities and provided that any such loans not exceed 30% of the Portfolio's total assets (taken at market value), (b) through the use of repurchase agreements or fixed time deposits or the purchase of short-term obligations or (c) by purchasing all or a portion of an issue of debt securities of types commonly distributed privately to financial institutions. The purchase of short-term commercial paper or a portion of an issue of debt securities which is part of an issue to the public shall not be considered the making of a loan.

      (3) Purchase securities of any issuer if such purchase at the time thereof would cause with respect to 75% of the total assets of the Portfolio more than 10% of the voting securities of such issuer to be held by the Portfolio; provided that, for purposes of this restriction, the issuer of an option or futures contract shall not be deemed to be the issuer of the security or securities underlying such contract; and provided further that the Portfolio may invest all or any portion of its assets in one or more investment companies to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act.

      (4) Purchase securities of any issuer if such purchase at the time thereof would cause as to 75% of the Portfolio's total assets more than 5% of the Portfolio's assets (taken at market value) to be invested in the securities of such issuer (other than securities or obligations issued or guaranteed by the United States, any state or political subdivision thereof, or any political subdivision of any such state, or any agency or instrumentality of the United States or of any state or of any political subdivision of any state); provided that, for purposes of this restriction, the issuer of an option or futures contract shall not be deemed to be the issuer of the security or securities underlying such contract; and provided further that the Portfolio may invest all or any portion of its assets in or more investment companies, to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act.

      (5) Concentrate its investments in any particular industry, but if it is deemed appropriate for the achievement of the Portfolio's investment objective, up to 25% of its assets, at market value at the time of each investment, may be invested in any one industry, except that positions in futures contracts shall not be subject to this restriction.

      (6) Underwrite securities issued by other persons, except that all or any portion of the assets of the Portfolio may be invested in one or more investment companies, to the extent not prohibited by the 1940 Act, the rules and regulations thereunder, and exemptive orders granted under such Act, and except insofar as the Portfolio may technically be deemed an underwriter under the Securities Act in selling a security.

      (7) Purchase or sell real estate (including limited partnership interests but excluding securities secured by real estate or interests therein), interests in oil, gas or mineral leases, commodities or commodity contracts in the ordinary course of business (the foregoing shall not be deemed to preclude the Portfolio from purchasing or selling futures contracts or options thereon, and the Portfolio reserves the freedom of action to hold and to sell real estate acquired as a result of the ownership of securities by the Portfolio).

      (8) Issue any senior security (as that term is defined in the 1940 Act) if such issuance is specifically prohibited by the 1940 Act or the rules and regulations promulgated thereunder.

NON-FUNDAMENTAL RESTRICTIONS


      Each of Large Cap Growth Portfolio and Small Cap Growth Portfolio does not as a matter of operating policy:


      (i) purchase any securities for the Portfolio at any time at which borrowings exceed 5% of the total assets of the Portfolio (taken at market value), or

      (ii) purchase securities issued by any registered investment company in reliance on the provisions of Sections 12(d)(1)(F) or 12(d)(1)(G) of the 1940 Act and the rules and regulations thereunder except to the extent not prohibited by the 1940 Act, rules and regulations thereunder and exemptive orders granted thereunder.

      These policies are not fundamental and may be changed by each Portfolio without the approval of its holders of the beneficial interests.

PERCENTAGE AND RATING RESTRICTIONS

      If a percentage or rating restriction on investment or utilization of assets set forth above or referred to in Part A is adhered to at the time an investment is made or assets are so utilized, a later change in percentage resulting from changes in the value of the securities or a later change in the rating of the securities held for a Portfolio will not be considered a violation of policy.


Item 14.  Management of the Trust.

      The Trustees and officers of the Trust and their principal occupations during the past five years are set forth below. Their titles may have varied during that period. Asterisks indicate that those Trustees and officers are "interested persons" (as defined in the 1940 Act) of the Trust. Unless otherwise indicated below, the address of each Trustee and officer is 6 St. James Avenue, Boston, Massachusetts. The address of the Trust is Elizabethan Square, George Town, Grand Cayman, Cayman Islands, British West Indies.

TRUSTEES

ELLIOTT J. BERV (aged 54) -- Chairman and Director, Catalyst, Inc. (Management Consultants) (since June, 1992); President, Chief Operating Officer and Director, Deven International, Inc. (International Consultants) (June, 1991 to June, 1992); President and Director, Elliott J. Berv & Associates (Management Consultants) (since May, 1984). His address is 15 Stornoway Drive, Cumberland Foreside, Maine.


PHILIP W. COOLIDGE* (aged 46) -- President of the Trust; Chief Executive Officer and President, Signature Financial Group, Inc. and CFBDS, Inc. ("CFBDS").


MARK T. FINN (aged 54) -- President and Director, Delta Financial, Inc. (since June, 1983); Chairman of the Board and Chief Executive Officer, FX 500 Ltd. (Commodity Trading Advisory Firm) (since April, 1990); Director, Vantage

Consulting Group, Inc. (since October, 1988). His address is 3500 Pacific Avenue, P.O. Box 539, Virginia Beach, Virginia.


C. OSCAR MORONG, JR. (aged 62) -- Chairman of the Board of Trustees of the Trust; Managing Director, Morong Capital Management (since February, 1993); Senior Vice President and Investment Manager, CREF Investments, Teachers Insurance & Annuity Association (retired, January, 1993); Director, Indonesia Fund; Trustee, MAS Funds (since 1993). His address is 1385 Outlook Drive West, Mountainside, New Jersey.

WALTER E. ROBB, III (aged 71) -- President, Benchmark Consulting Group, Inc. (since 1991); Principal, Robb Associates (Corporate Financial Advisors) (since
1978); President, Benchmark Advisors, Inc. (Corporate Financial Advisors) (since 1989); Trustee of certain registered investment companies in the MFS Family of Funds. His address is 35 Farm Road, Sherborn, Massachusetts.


OFFICERS


PHILIP W. COOLIDGE* (aged 46) -- President of the Trust; Chief Executive Officer and President, Signature Financial Group, Inc. and CFBDS.


CHRISTINE A. DRAPEAU* (aged 27) -- Assistant Secretary and Assistant Treasurer of the Trust; Assistant Vice President, Signature Financial Group, Inc. (since January, 1996); Paralegal and Compliance Officer, various financial companies (July, 1992 to January, 1996); Graduate Student, Bentley College (prior to December, 1994).


TAMIE EBANKS-CUNNINGHAM* (aged 25) -- Assistant Secretary of the Trust; Office Manager, Signature Financial Group (Cayman) Ltd. (since April 1995); Administrator, Cayman Islands Primary School (prior to April 1995). Her address is P.O. Box 2494, Elizabethan Square, George Town, Grand Cayman, Cayman Islands, B.W.I.

JOHN R. ELDER* (aged 49) -- Treasurer of the Trust; Vice President, Signature Financial Group, Inc. (since April, 1995); Treasurer, CFBDS (since April,
1995); Treasurer of the Phoenix Family of Mutual Funds, Phoenix Home Life Mutual Insurance Company (1983 to March, 1995).

LINDA T. GIBSON* (aged 32) -- Secretary of the Trust; Vice President, Signature Financial Group, Inc. (since May, 1992); Assistant Secretary, CFBDS (since October, 1992).


JOAN R. GULINELLO* (aged 42) -- Assistant Secretary and Assistant Treasurer of the Trust; Vice President, Signature Financial Group, Inc. (since October,

1993); Secretary, CFBDS (since October, 1995); Vice President and Assistant General Counsel, Massachusetts Financial Services Company (prior to October,
1993).

JAMES E. HOOLAHAN* (aged 51) -- Vice President, Assistant Secretary and Assistant Treasurer of the Trust; Senior Vice President, Signature Financial Group, Inc.

SUSAN JAKUBOSKI* (aged 33) -- Vice President, Assistant Treasurer and Assistant Secretary of the Trust; Vice President, Signature Financial Group (Cayman) Ltd. (since August, 1994); Fund Compliance Administrator, Concord Financial Group (November, 1990 to August, 1994). Her address is Suite 193, 12 Church Street, Hamilton HM11, Bermuda.

MOLLY S. MUGLER* (aged 46) -- Assistant Secretary and Assistant Treasurer of the Trust; Vice President, Signature Financial Group, Inc.; Assistant Secretary, CFBDS.

CLAIR TOMALIN* (aged 29) -- Assistant Secretary of the Trust; Office Manager, Signature Financial Group (Europe) Limited (since 1993). Her address is 117 Charterhouse Street, London ECIM 6AA.

SHARON M. WHITSON* (aged 49) -- Assistant Secretary and Assistant Treasurer of the Trust; Assistant Vice President, Signature Financial Group, Inc.



      The Trustees and officers of the Trust also hold comparable positions with certain other funds for which Signature Financial Group (Cayman) Ltd. or an affiliate serves as the administrator.


      The Declaration of Trust provides that the Trust will indemnify its Trustees and officers against liabilities and expenses incurred in connection with litigation in which they may be involved because of their offices with the Trust, unless, as to liability to the Trust or its investors, it is finally adjudicated that they engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in their offices, or unless with respect to any other matter it is finally adjudicated that they did not act in good faith in the reasonable belief that their actions were in the best interests of the Trust. In the case of settlement, such indemnification will not be provided unless it has been determined by a court or other body approving the settlement or other disposition, or by a reasonable determination, based upon a review of readily available facts, by vote of a majority of disinterested Trustees or in a written opinion of independent counsel, that such officers or Trustees have not engaged in willful misfeasance, bad faith, gross negligence or reckless disregard of their duties.

      The Trustees of the Trust received the following remuneration from the Portfolio during its fiscal year ended October 31, 1997.


                           TRUSTEE COMPENSATION TABLE


                 Aggregate                      Aggregate
               Compensation                   Compensation
                 from the      Aggregate        from the
                 Large Cap    Compensation      Growth &         Total
                  Growth     from the Small      Income       Compensation
                 Portfolio    Cap Growth        Portfolio    from Trust and
Trustee           (1)(2)     Portfolio(1)(2)      (2)(3)      Complex(2)(4)


Elliott J. Berv   $2,184       $1,450            $1,400         $57,000
Philip W.           $0           $0                $0              $0
Coolidge
Mark T. Finn      $1,973       $1,422            $1,422         $54,000
C. Oscar
Morong, Jr.          $0          $0              $1,400         $70,000
(5)
Walter E.         $1,397       $1,456            $1,499         $56,000
Robb, III

(1) Information relates to the fiscal year ended October 31, 1997.
(2)Messrs. Berv, Coolidge, Finn, Morong and Robb serve as Trustees of 31, 55, 26, 28, and 24 funds or portfolios, respectively, in the family of open-end registered investment companies advised or managed by Citibank.
(3) Information is estimated for the fiscal year ending October 31, 1998.
(4)Information relates to the fiscal year ended October 31, 1997, other than for Mr. Morong for whom information is estimated for the fiscal year ending October 31, 1998.
(5) Mr. Morong became a Trustee of the Trust on November 14, 1997.



Item 15.  Control Persons and Principal Holders of Securities.


      As of February, 24, 1998, CitiFundsSM Large Cap Growth Portfolio and Citi U.S. Equity Fund, Ltd. owned 76.0% and 24.0%, respectively, of the outstanding beneficial interests in Large Cap Growth Portfolio; and CitiFundsSM Small Cap Growth Portfolio and Citi Small Cap Equity Fund, Ltd. owned 53.0% and 47.0%, respectively, of the outstanding beneficial interests in the Small Cap Growth Portfolio. Because CitiFundsSM Large Cap Growth Portfolio and CitiFundsSM Small

Cap Growth Portfolio control the Large Cap Growth Portfolio and the Small Cap Growth Portfolio, respectively, each such Fund could take actions without the approval of any other investor. Each of CitiFundsSM Large Cap Growth Portfolio and CitiFundsSM Small Cap Growth Portfolio has informed the Trust that whenever it is requested to vote on matters pertaining to the fundamental policies of a Portfolio, it will hold a meeting of its shareholders and will cast its vote as instructed by its shareholders. It is anticipated that any other investor in any Portfolio which is an investment company registered under the 1940 Act would follow the same or a similar practice. Each of CitiFundsSM Large Cap Growth Portfolio and CitiFundsSM Small Cap Growth Portfolio is a series of CitiFunds Trust II, a Massachusetts business trust organized on April 13, 1984 and registered under the 1940 Act as an investment company. Prior to January 7, 1998, CitiFunds Trust II was called Landmark Funds II.



Item 16.  Investment Advisory and Other Services.


      Citibank manages the assets of each Portfolio pursuant to separate management agreements relating to each Portfolio ("Management Agreements"). Subject to such policies as the Board of Trustees may determine, Citibank manages the securities of each Portfolio and makes investment decisions for each Portfolio. Citibank furnishes at its own expense all services, facilities and personnel necessary in connection with managing each Portfolio's investments and effecting securities transactions for each Portfolio. Each Management Agreement with the Trust provides that Citibank may delegate the daily management of the securities of each Portfolio to one or more subadvisers. Each Management Agreement will continue in effect from year to year as long as such continuance is specifically approved at least annually by the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting securities of the applicable Portfolio, and, in either case, by a majority of the Trustees of the Trust who are not parties to a Management Agreement or interested persons of any such party, at a meeting called for the purpose of voting on a Management Agreement.


      Citibank provides the Trust with general office facilities and supervises the overall administration of the Trust, including, among other responsibilities, the negotiation of contracts and fees with, and the monitoring of performance and billings of, the Trust's independent contractors and agents; the preparation and filing of all documents required for compliance by the Trust with applicable laws and regulations; and arranging for the maintenance of books and records of the Trust. Trustees, officers, and investors in the Trust are or may be or may become interested in Citibank, as directors, officers, employees, or otherwise and directors, officers and employees of Citibank are or may become similarly interested in the Trust.

      Each Management Agreement provides that Citibank may render services to others. Each Management Agreement is terminable without penalty on not more than 60 days' nor less than 30 days' written notice by the Trust when authorized either by a vote of a majority of the outstanding voting securities of the applicable Portfolio or by a vote of a majority of the Board of Trustees of the Trust, or by Citibank on not more than 60 days' nor less than 30 days' written notice, and will automatically terminate in the event of its assignment. Each Management Agreement with the Trust provides that neither Citibank nor its personnel shall be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the execution of security transactions for the applicable Portfolio, except for willful misfeasance, bad faith or gross negligence or reckless disregard of its or their obligations and duties under a Management Agreement.

      Part A to this Registration Statement contains a description of the fees payable to Citibank for services under each of the Management Agreements. Citibank may reimburse any Portfolio or waive all or any portion of its management fee.


      For the period from May 1, 1994 to December 31, 1994 and for the fiscal years ended December 31, 1995 and 1996 the fees paid to Citibank under a prior investment advisory agreement with respect to Large Cap Growth Portfolio were $639,933, $1,049,008 and $1,387,227, respectively. For the period from January 1, 1997 to October 31, 1997 the fees paid to Citibank under its investment advisory agreement with respect to Large Cap Growth Portfolio were $1,312,700.

      For the period from June 21, 1995 (commencement of operations) to December 31, 1995 and for the fiscal year ended December 31, 1996 the fees payable to Citibank under a prior investment advisory agreement with respect to Small Cap Growth Portfolio were $10,222 (all of which was voluntarily waived) and $147,259 (of which $100,088 was voluntarily waived). For the period from January 1, 1997 to October 31, 1997, the fees paid to Citibank under its investment advisory agreement with respect to Small Cap Growth Portfolio were $284,285 (of which $57,125 was voluntarily waived).


      The Growth & Income Portfolio was not in operation during the fiscal year ending October 31, 1997.


      Pursuant to a sub-administrative services agreement with Citibank, Signature Financial Group (Cayman) Ltd. ("SFG") performs such sub-administrative duties for the Trust as from time to time are agreed upon by Citibank and SFG. For performing such sub-administrative services, SFG receives compensation as from time to time is agreed upon by Citibank, not in excess of the amount paid to Citibank for its services under the Management Agreements with the Trust. All such compensation is paid by Citibank.

      The Trust, on behalf of the Portfolios, has entered into a Custodian Agreement with State Street Bank and Trust Company ("State Street") pursuant to which State Street acts as custodian for each Portfolio. The Trust, on behalf of the Portfolios, also has entered into a Fund Accounting Agreement with State Street Cayman Trust Company, Ltd. ("State Street Cayman") pursuant to which State Street Cayman provides fund accounting services for each Portfolio. State Street Cayman also provides transfer agency services to each Portfolio.

      The principal business address of State Street is 225 Franklin Street, Boston, Massachusetts 02110. The principal business address of State Street Cayman is P.O. Box 2508 GT, Grand Cayman, British West Indies.


      Price Waterhouse are the chartered accountants for the Trust, providing audit services, and assistance and consultation with respect to the preparation of filings with the SEC. The address of Price Waterhouse is Suite 3000, Box 82, Royal Trust Towers, Toronto Dominion Center, Toronto, Ontario, Canada M5K
1G8.


      Bingham Dana LLP, 150 Federal Street, Boston, MA 02110, acts as counsel to the Trust.


Item 17.  Brokerage Allocation and Other Practices.

      The Trust trades securities for a Portfolio if it believes that a transaction net of costs (including custodian charges) will help achieve the Portfolio's investment objectives. Changes in the Portfolio's investments are made without regard to the length of time a security has been held, or whether a sale would result in the recognition of a profit or loss. Therefore, the rate of turnover is not a limiting factor when changes are appropriate. Specific decisions to purchase or sell securities for a Portfolio are made by a portfolio manager who is an employee of the Manager and who is appointed and supervised by its senior officers. The portfolio manager may serve other clients of the Manager in a similar capacity.

      In connection with the selection of brokers or dealers and the placing of portfolio securities transactions, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Portfolio and/or the other accounts over which the Manager or its affiliates exercise investment discretion. The Manager is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Portfolio which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Manager determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer. This determination may be viewed in terms of either that particular transaction or the overall responsibilities which Citibank and its affiliates have with respect to accounts over which they exercise investment discretion.

      The management fee that each Portfolio pays to Citibank will not be reduced as a consequence of Citibank's receipt of brokerage and research services. While such services are not expected to reduce the expenses of Citibank, Citibank would, through the use of the services, avoid the additional expenses which would be incurred if it should attempt to develop comparable information through its own staff or obtain such services independently.


      In certain instances there may be securities that are suitable as an investment for a Portfolio as well as for one or more of the Manager's other clients. Investment decisions for each Portfolio and for the Manager's other clients are made with a view to achieving their respective investment objectives. It may develop that a particular security is bought or sold for only one client even though it might be held by, or bought or sold for, other clients. Likewise, a particular security may be bought for one or more clients when one or more clients are selling the same security. Some simultaneous transactions are inevitable when several clients receive investment advice from the same investment adviser, particularly when the same security is suitable for the investment objectives of more than one client. When two or more clients are simultaneously engaged in the purchase or sale of the same security, the securities are allocated among clients in a manner believed to be equitable to each. It is recognized that in some cases this system could adversely affect the price of or the size of the position obtainable for the security for a Portfolio. When purchases or sales of the same security for a Portfolio and for other portfolios managed by the Manager occur contemporaneously, the purchase or sale orders may be aggregated in order to obtain any price advantages available to large volume purchases or sales.


      For the period May 1, 1994 (commencement of operations) to December 31, 1994, for the fiscal years ended December 31, 1995 and 1996, and for the period from January 1, 1997 to October 31, 1997, the Large Cap Growth Portfolio paid brokerage commissions of $342,356, $418,145, $586,248 and $643,728, respectively. For the period from June 21, 1995 (commencement of operations) to December 31, 1995, for the fiscal year ended December 31, 1996, and for the period from January 1, 1997 to October 31, 1997, the Small Cap Growth Portfolio paid brokerage commissions of $6,544, $84,320 and $77,226, respectively. The Growth & Income Portfolio is newly organized and had no operations during that period.

Item 18.  Capital Stock and Other Securities.

      Under the Declaration of Trust, the Trustees are authorized to issue beneficial interests in the Trust and to establish series, each of which shall be a subtrust, the beneficial interests in which shall be separate and distinct from the beneficial interests in any other series. Each Portfolio is a series of the Trust. Investors in each Portfolio are entitled to participate pro rata in distributions of taxable income, loss, gain and credit of that Portfolio. Upon liquidation or dissolution of a Portfolio, investors in that Portfolio are entitled to share pro rata in the Portfolio's net assets available for distribution to its investors. Interests in the Portfolio have no preference, pre-emptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Interests in a Portfolio may not be transferred.

      Each investor is entitled to a vote in proportion to its percentage of the aggregate beneficial interests in a Portfolio. Investors in a Portfolio do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interests in the Trust may elect all of the Trustees if they choose to do so and in such event the other investors in the Trust would not be able to elect any Trustee. The Trust is not required to hold, and has no current intention of holding, annual meetings of investors but the Trust will hold special meetings of investors when in the judgment of the Trustees it is necessary or desirable to submit matters for an investor vote.

      The Trust may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by a vote of a majority, as defined in the 1940 Act, of the holders of the Trust's outstanding voting securities voting as a single class, or of the affected series of the Trust, as the case may be, or if authorized by an instrument in writing without a meeting, consented to by holders of not less than a majority of the interests of the affected series. However, if the Trust or the affected series is the surviving entity of the merger, consolidation or sale of assets, no vote of interest holders is required. Any series of the Trust may be dissolved (i) by the affirmative vote of not less than two-thirds of the outstanding beneficial interests in such series at any meeting of holders of beneficial interests or by an instrument in writing signed by a majority of the Trustees and consented to by not less than two-thirds of the outstanding beneficial interests, (ii) by the Trustees by written notice to holders of the beneficial interests in the series or (iii) upon the bankruptcy or expulsion of a holder of a beneficial interest in the series, unless the remaining holders of beneficial interests, by majority vote, agree to continue the series. The Trust may be dissolved by action of the Trustees upon the dissolution of the last remaining series.

      Each Portfolio is a series of the Trust, organized as a trust under the laws of the State of New York. The Declaration of Trust provides that obligations of the Trust are not binding upon the Trustees individually and that the Trustees will not be liable for any action or failure to act, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his or her office.


Item 19.  Purchase, Redemption and Pricing of Securities.

      Beneficial interests in each Portfolio are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in each Portfolio may only be made by investment companies, common or commingled trust funds or similar organizations or entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.


      The net asset value of each Portfolio (i.e., the value of its securities and other assets less its liabilities, including expenses payable or accrued) is determined each day during which the New York Stock Exchange (the "Exchange") is open for trading ("Business Day"). As of the date of this Registration Statement, the Exchange is open for trading every weekday except for the following holidays (or the days on which they are observed): New Year's Day, Martin Luther King Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. This determination of net asset value of each Portfolio is made once each day as of the close of regular trading on the Exchange (normally 4:00 p.m. Eastern time). As set forth in more detail below, purchases and withdrawals will be effected at the time of determination of net asset value next following the receipt of any purchase or withdrawal order.


      For the purpose of calculating a Portfolio's net asset value, all assets and liabilities initially expressed in non-U.S. currencies will be converted into U.S. dollars at the prevailing market rates at the time of valuation. Equity securities are valued at the last sale price on the exchange on which they are primarily traded or on the NASDAQ system for unlisted national market issues, or at the last quoted bid price for securities in which there were no sales during the day or for unlisted securities not reported on the NASDAQ system. Securities listed on a foreign exchange are valued at the last quoted sale price available before the time when net assets are valued. Bonds and other fixed income securities (other than short-term obligations) are valued on the basis of valuations furnished by a pricing service, use of which has been approved by the Board of Trustees of the Trust. In making such valuations, the pricing service utilizes both dealer-supplied valuations and electronic data processing techniques that take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data, without exclusive reliance upon quoted prices or exchange or over-the-counter prices, since such valuations are believed to reflect more accurately the fair value of such securities. Short-term obligations (maturing in 60 days or less) are valued at amortized cost, which constitutes fair value as determined by the Board of Trustees. Futures contracts are normally valued at the settlement price on the exchange on which they are traded. Securities for which there are no such valuations are valued at fair value as determined in good faith by or at the direction of the Board of Trustees.


      Trading in securities on most foreign exchanges and over-the-counter markets is normally completed before the close of regular trading on the Exchange and may also take place on days on which the Exchange is closed. If events materially affecting the value of foreign securities occur between the time when the exchange on which they are traded closes and the time when a Portfolio's net asset value is calculated, such securities may be valued at fair value in accordance with procedures established by and under the general supervision of the Board of Trustees.


      Interest income on long-term obligations held for a Portfolio is determined on the basis of interest accrued plus amortization of "original issue discount" (generally, the difference between issue price and stated redemption price at maturity) and premiums (generally, the excess of purchase price over stated redemption price at maturity). Interest income on short-term obligations is determined on the basis of interest accrued less amortization of premium.

      Each investor in a Portfolio may add to or reduce its investment in that Portfolio on each Business Day. As of the close of regular trading on the Exchange, on each Business Day, the value of each investor's beneficial interest in a Portfolio is determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, which represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions or withdrawals, which are to be effected on that day, are then effected. Thereafter, the investor's percentage of the aggregate beneficial interests in the Portfolio is re-computed as the percentage equal to the fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the close of regular trading on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor's investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the same time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined is then applied to determine the value of the investor's interest in the Portfolio as of the close of regular trading on the following Business Day of the Portfolio.

      Subject to compliance with applicable regulations, the Trust has reserved the right to pay the redemption price of beneficial interests in a Portfolio, either totally or partially, by a distribution in kind of readily marketable securities (instead of cash). The securities so distributed would be valued at the same amount as that assigned to them in calculating the net asset value for the beneficial interests being sold. If a holder of beneficial interests received a distribution in kind, such holder could incur brokerage or other charges in converting the securities to cash.

      The Trust may suspend the right of redemption or postpone the date of payment for beneficial interests in a Portfolio more than seven days during any period when (a) trading in the markets the Portfolio normally utilizes is restricted, or an emergency, as defined by the rules and regulations of the SEC, exists making disposal of the Portfolio's investments or determination of its net asset value not reasonably practicable; (b) the Exchange is closed (other than customary weekend and holiday closings); or (c) the SEC has by order permitted such suspension.


Item 20.  Tax Status.


      The Trust is organized as a trust under New York law. The Trust has determined that each Portfolio is properly treated as a partnership for U.S. federal and New York State income tax purposes. Accordingly, under those tax laws, the Portfolios are not subject to any income tax, but each investor in a Portfolio must take into account its share of that Portfolio's ordinary income, expense, capital gains and losses, credits, and other items in determining its income tax liability. The determination of such share is made in accordance with the governing instruments of the Trust and the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.


      Each Portfolio's taxable year ends October 31 (on August 8, 1997 the Board of Trustees of the Trust voted to change the fiscal and, subject to receipt of IRS approval, taxable year ends of the Large Cap Growth Portfolio and Small Cap Growth Portfolio to October 31). Although, as described above, the Portfolios are not subject to U.S. federal income tax, they file appropriate U.S. federal income tax returns.

      The Trust believes that, in the case of an investor in a Portfolio that seeks to qualify as a regulated investment company ("RIC") under the Code, the investor should be treated for U.S. federal income tax purposes as an owner of an undivided interest in the assets and operations of the Portfolio, and accordingly should be deemed to own a proportionate share of each of the assets of the Portfolio and be entitled to treat as earned by it the portion of the Portfolio's gross income attributable to that share. The Trust also believes that each such investor should be deemed to hold its proportionate share of a Portfolio's assets for the period the Portfolio has held the assets or for the period the investor has been a partner in the Portfolio, whichever is shorter. Each investor should consult its tax advisers regarding whether, in light of its particular tax status and any special tax rules applicable to it, this approach applies to its investment in the Portfolio, or whether a Portfolio should be treated, as to it, as a separate entity as to which the investor has no direct interest in Portfolio assets or operations.


      In order to enable an investor in a Portfolio that is otherwise eligible to qualify as a RIC under the Code to so qualify, the Trust intends that each Portfolio will satisfy the requirements of Subchapter M of the Code relating to the nature of each Portfolio's gross income and the composition (diversification) of each Portfolio's assets as if those requirements were directly applicable to such Portfolio and will allocate and permit withdrawals of its net investment income and any net realized capital gains in a manner that will enable an investor that is a RIC to comply with the qualification requirements imposed by Subchapter M of the Code.


      The Trust will allocate at least annually among each Portfolio's investors each investor's distributive share of the respective Portfolio's net investment income, net realized capital gains, and any other items of income, gain, loss, deduction, or credit in a manner intended to comply with the Code and applicable U.S. Treasury regulations.

      To the extent the cash proceeds of any withdrawal or distribution exceed an investor's adjusted tax basis in its partnership interest in a Portfolio, the investor will generally realize gain for U.S. federal income tax purposes. If, upon a complete withdrawal (i.e., a redemption of its entire interest in the Portfolio), the investor's adjusted tax basis in its partnership interest in the Portfolio exceeds the proceeds of the withdrawal, the investor will generally realize a loss for federal income tax purposes. An investor's adjusted tax basis in its partnership interest in the Portfolio will generally be the aggregate price paid therefor, increased by the amounts of its distributive shares of items of realized net income and gain (including income, if any, exempt from U.S. Federal income tax), and reduced, but not below zero, by the amounts of its distributive shares of items of net loss and the amounts of any distributions received by the investor. This discussion does not address any distributions by the Portfolios in kind (i.e., any distributions of readily marketable securities or other non-cash property), which will be subject to special tax rules and may have consequences different from those described in this paragraph.

      Each Portfolio may be subject to foreign withholding and other taxes with respect to income on certain securities of non-U.S. issuers. These taxes may be reduced or eliminated under the terms of an applicable U.S. income tax treaty. The Trust does not anticipate that investors qualifying as RICs and investing substantially all of their assets in a Portfolio will be able to pass through to their shareholders any foreign tax credit for federal income tax purposes with respect to the foreign withholding taxes paid by the Portfolio, if any. Foreign exchange gains and losses realized by a Portfolio will generally be treated as ordinary income and losses for federal income tax purposes. Certain uses of foreign currency and foreign currency forward contracts and investments in certain "passive foreign investment companies" may be limited in order to enable an investor that is a RIC to avoid imposition of a tax. A Portfolio may elect to mark to market any investments in "passive foreign investment companies" on the last day of each year. This election may cause the Portfolio to recognize income prior to the receipt of cash payments with respect to those investments; in order to distribute this income and avoid a tax on any RICs investing in the Portfolio, the Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold.

      The Growth & Income Portfolio's investment in zero-coupon bonds and payment-in-kind bonds will cause the Portfolio to recognize income prior to the receipt of cash payments with respect to those securities. In order to enable any investor which is a RIC to distribute this income and avoid a tax, the Portfolio may be required to liquidate portfolio securities that it might otherwise have continued to hold, potentially resulting in additional taxable gain or loss. Each Portfolio's transactions in options, foreign currency forward contracts, and futures contracts will be subject to special tax rules that may affect the amount, timing, and character of Portfolio income. For example, certain positions held for the Portfolio on the last business day of each taxable year will be marked to market (i.e., treated as if sold) on that day, and any gain or loss associated with the positions will be treated as 60% long-term and 40% short-term capital gain or loss. Certain positions held for a Portfolio that substantially diminish its risk of loss with respect to other positions in its portfolio may constitute "straddles," and may be subject to special tax rules that would cause deferral of Portfolio losses and adjustments in the holding periods of Portfolio securities. Certain tax elections exist for straddles that may alter the effects of these rules. Each Portfolio intends to limit its activities in options, foreign currency forward contracts, and futures contracts to the extent necessary to enable any investor which is a RIC to meet the requirements of Subchapter M of the Code.


      There are certain tax issues which will be relevant to only certain investors, specifically, investors which are segregated asset accounts and investors who contribute assets other than cash to a Portfolio. It is intended that such segregated asset accounts will be able to satisfy diversification requirements applicable to them and that such contributions of assets will not be taxable provided certain requirements are met. Such investors are advised to consult their own tax advisers as to the tax consequences of an investment in a Portfolio.

      The Trust intends to conduct its activities and those of the Portfolios so that they will not be deemed to be engaged in the conduct of a U.S. trade or business for U.S. federal income tax purposes. Therefore, it is not anticipated that an investor in a Portfolio, other than an investor which would be deemed a "U.S. person" for U.S. federal income tax purposes, will be subject to U.S. federal income taxation (other than a 30% withholding tax on dividends and certain interest income) solely by reason of its investment in a Portfolio. There can be no assurance that the U.S. Internal Revenue Service may not challenge the above conclusions or take other positions that, if successful, might result in the payment of U.S. federal income taxes by investors in a Portfolio.

      The above discussion does not address the special tax rules applicable to certain classes of investors, such as tax-exempt entities, insurance companies, and financial institutions, or the state, local, or non-U.S. tax laws that may be applicable to certain investors. Investors should consult their own tax advisers with respect to the special tax rules that may apply in their particular situations, as well as the state, local, or foreign tax consequences to them of investing in a Portfolio.


Item 21. Underwriters.


      CFBDS, exclusive placement agent for each of the Portfolios, receives no compensation for serving in this capacity. Investment companies, insurance company separate accounts, common and commingled trust funds and similar organizations and entities may continuously invest in each Portfolio.



Item 22.  Calculations of Performance Data.

      Not applicable.

Item 23.  Financial Statements.


      The financial statements contained in the Annual Report of the Large Cap Growth Portfolio and the Small Cap Growth Portfolio for the fiscal year ended October 31, 1997, as filed with the Securities and Exchange Commission, via the EDGAR system, on January 9, 1998 (Accession Number 0000950156-98-000061 for the Large Cap Growth Portfolio and 0000950156-98-000062 for the Small Cap Growth Portfolio), are incorporated by reference into this Part B. The Growth & Income Portfolio is newly organized and had no other actions during that period.


      Copies of the Annual Reports of the Large Cap Growth Portfolio and the Small Cap Growth Portfolio accompany this Part B.

                                     PART C

Item 24.  Financial Statements and Exhibits.

      (a)  Financial Statements Included in Part A:
             Not applicable.

           Financial Statements Included in Part B:


           Large Cap Growth Portfolio:
             Portfolio of Investments at October 31, 1997*
             Statement of Assets and Liabilities at October 31, 1997*
             Statement of Operations for the year ended December 31, 1996 and for the ten months ended October 31, 1997*
             Statement of Changes in Net Assets for each of the years in the two-year period ended December 31, 1996 and for the ten months ended October 31, 1997*
             Financial Highlights for the period from May 1, 1994 (commencement of operations) to December 31, 1994, for the years ended December 31, 1995 and 1996, and for the ten months ended October 31, 1997*
             Notes to Financial Statements - October 31, 1997*
             Independent Auditors' Report - December 10, 1997*

           Small Cap Growth Portfolio:
             Portfolio of Investments at October 31, 1997**
             Statement of Assets and Liabilities at October 31, 1997** Statement of Operations for the year ended October 31, 1997** Statement of Changes in Net Assets for the period June 21, 1995
               (commencement of operations) to December 31, 1995, the year ended December 31, 1996 and for the ten months ended October 31, 1997**
             Financial Highlights for the period from June 21, 1995
               (commencement of operations) to December 31, 1995, year ended December 31, 1996, and for the ten months ended October 31, 1997**
             Notes to Financial Statements - October 31, 1997**
             Independent Auditors' Report - December 10, 1997**

--------------------
*Incorporated herein by reference to the Annual Report of the Registrant relating to Large Cap Growth Portfolio (formerly known as "Equity Portfolio") for the fiscal year ended October 31, 1997 (Accession Number
  0000950156-98-000061).

**Incorporated herein by reference to the Annual Report of the Registrant relating to Small Cap Growth Portfolio (formerly known as "Small Cap Equity Portfolio") for the fiscal year ended October 31, 1997 (Accession Number 0000950156-98-000062).



      (b)  Exhibits

               *   1(a)  Declaration of Trust of The Premium Portfolios

               *   1(b)  Forms of Amendments to Declaration of Trust


      ** and ***   1(c)  Amendments to Declaration of Trust


                   1(d)  Amendment to Declaration of Trust


               *   2     By-laws of The Premium Portfolios


             ***   5(a)  Management Agreement between Large Cap Growth
                         Portfolio and Citibank, N.A., as investment manager and administrator

             ***   5(b)  Management Agreement between Small Cap Growth
                         Portfolio and Citibank, N.A., as investment manager and administrator

                   5(c) Management Agreement between Growth & Income Portfolio and Citibank, N.A., as investment manager and administrator

               *   6(a)  Form of Placement Agency Agreement between the
                         Registrant and CFBDS, Inc. (formerly known as The Landmark Funds Broker-Dealer Services, Inc.), as exclusive placement agent

                   6(b)  Letter Agreement adding Growth & Income
                         Portfolio to the Placement Agency Agreement

             ***   8(a)  Custodian Contract between the Registrant and State
                         Street Bank and Trust Company, as custodian

                   8(b) Letter Agreement adding Growth & Income Portfolio to the Custodian Contract

                   9(a) Sub-Administrative Services Agreement between Citibank, N.A. and Signature Financial Group (Cayman) Ltd., as sub-administrator

             ***   9(b)  Accounting Services Agreement between The Premium
                         Portfolios and State Street Cayman Trust Company, Ltd.

                   27    Financial Data Schedules


-----------------------


    * Incorporated herein by reference to the Registration Statement on Form N-1A of the Registrant relating to its series Government Income Portfolio File No. 811-3438, filed March 21, 1994.
   ** Incorporated herein by reference to Amendment No. 2 to the Registration Statement on Form N-1A of the Registrant relating to Large Cap Growth Portfolio, filed April 29, 1996.
  *** Incorporated herein by reference to Amendment No. 4 to the Registration Statement on Form N-1A of the Registrant relating to its series Large Cap Growth Portfolio File No. 811-8436 and Growth & Income Portfolio File No. 811-8436, filed October 31, 1997. (This Amendment also serves as Amendment No. 3 to the Registration Statement on Form N-1A for The Premium Portfolios as it relates to the Small Cap Growth Portfolio, File No. 811-07269.)



Item 25.  Persons Controlled by or under Common Control with Registrant.

      Not applicable.


Item 26.  Number of Holders of Securities.


               (1)                               (2)
         Title of Class                 Number of Record Holders
      Beneficial Interests             (as of February 20, 1998)


   Large Cap Growth Portfolio                     3


   Small Cap Growth Portfolio                     3

   Growth & Income Portfolio                      1




Item 27.  Indemnification.

      Reference is hereby made to Article V of the Declaration of Trust, incorporated herein by reference.

      The Trustees and officers of the Trust and the personnel of the Registrant's administrator are insured under an errors and omissions liability insurance policy. The Registrant and its officers are also insured under the fidelity bond required by Rule 17g-1 under the Investment Company Act of 1940, as amended.

Item 28.  Business and Other Connections of Investment Adviser.


      Citibank, N.A. ("Citibank") is a commercial bank offering a wide range of banking and investment services to customers across the United States and around the world. Citibank is a wholly-owned subsidiary of Citicorp, a registered bank holding company. Citibank also serves as investment adviser to the following registered investment companies (or series thereof): Asset Allocation Portfolios (Large Cap Value Portfolio, Small Cap Value Portfolio, International Portfolio, Foreign Bond Portfolio, Intermediate Income Portfolio and Short-Term Portfolio), The Premium Portfolios (Balanced Portfolio, International Equity Portfolio, Government Income Portfolio, and Emerging Asian Markets Equity Portfolio), Tax Free Reserves Portfolio, U.S. Treasury Reserves Portfolio, Cash Reserves Portfolio, CitiFundsSM Multi-State Tax Free Trust (CitiFundsSM New York Tax Free Reserves, CitiFundsSM Connecticut Tax Free Reserves, and CitiFundsSM California Tax Free Reserves), CitiFundsSM Tax Free Income Trust (CitiFundsSM National Tax Free Income Portfolio and CitiFundsSM New York Tax Free Income Portfolio), CitiFundsSM Institutional Trust (CitiFundsSM Institutional Cash Reserves), CitiFundsSM Fixed Income Trust (CitiFundsSM Intermediate Income Portfolio) and Variable Annuity Portfolios (CitiSelect(R) VIP Folio 200, CitiSelect(R) VIP Folio 300, CitiSelect(R) VIP Folio 400, CitiSelect(R) VIP Folio 500 and CitiFundsSM Small Cap Growth VIP Portfolio). Citibank and its affiliates manage assets in excess of $88 billion worldwide. The principal place of business of Citibank is located at 399 Park Avenue, New York, New York 10043.


      John S. Reed is the Chairman of the Board and a Director of Citibank. The following are Vice Chairmen of the Board and Directors of Citibank: Paul J. Collins and William R. Rhodes. Other Directors of Citibank are D. Wayne Calloway, former Chairman and Chief Executive Officer, PepsiCo, Inc.; John M. Deutch, Institute Professor, Massachusetts Institute of Technology; Reuben

Mark, Chairman and Chief Executive Officer, Colgate-Palmolive Company; Richard
D. Parsons, President, Time Warner, Inc.; Rozanne L. Ridgway, Former Assistant Secretary of State for Europe and Canada; Robert B. Shapiro, Chairman, President and Chief Executive Officer, Monsanto Company; Frank A. Shrontz, Chairman Emeritus, The Boeing Company; and Franklin A. Thomas, former President, The Ford Foundation.

      Each of the individuals named above is also a Director of Citicorp. In addition, the following persons have the affiliations indicated:

D. Wayne Calloway        Director, Exxon Corporation
                         Director, General Electric Company
                         Retired Chairman and Chief
                         Executive Officer and Director, PepsiCo, Inc.

Paul J. Collins          Director, Kimberly-Clark Corporation

John M. Deutch           Director, Ariad Pharmaceuticals, Inc.
                         Director, CMS Energy
                         Director, Palomar Medical
                         Technologies, Inc.
                         Director, Cummins Engine Company, Inc.
                         Director, Schlumberger, Ltd.

Reuben Mark              Director, Chairman and Chief Executive Officer
                           Colgate-Palmolive Company
                         Director, New York Stock Exchange
                         Director, Time Warner, Inc.
                         Non-Executive Director, Pearson, PLC

Richard D. Parsons       Director, Federal National Mortgage Association
                         Director, Philip Morris Companies Incorporated
                         Member, Board of Representatives, Time Warner
                           Entertainment Company, L.P.
                         Director and President, Time Warner, Inc.

John S. Reed             Director, Monsanto Company
                         Director, Philip Morris Companies
                          Incorporated
                         Stockholder, Tampa Tank & Welding, Inc.

William R. Rhodes        Director, Private Export Funding
                          Corporation

Rozanne L. Ridgway       Director, 3M
                         Director, Bell Atlantic Corporation
                         Director, Boeing Company
                         Director, Emerson Electric Company
                         Member-International Advisory Board,
                          New Perspective Fund, Inc.
                         Director, RJR Nabisco, Inc.
                         Director, Sara Lee Corporation
                         Director, Union Carbide Corporation


Robert B. Shapiro        Director, Chairman and Chief Executive
                          Officer, Monsanto Company
                         Director, Silicon Graphics


Frank A. Shrontz         Director, 3M
                         Director, Baseball of Seattle, Inc.
                         Director and Chairman Emeritus, Boeing Company
                         Director, Boise Cascade Corp.
                         Director, Chevron Corporation

Franklin A. Thomas       Director, Aluminum Company of America
                         Director, Cummins Engine Company, Inc.
                         Director, Lucent Technologies
                         Director, PepsiCo, Inc.



Item 29.  Principal Underwriters.


      (a) CFBDS, Inc., the placement agent for the Registrant's series, is also the distributor for CitiFundsSM International Growth & Income Portfolio, CitiFundsSM International Equity Portfolio, CitiFundsSM Emerging Asian Markets Equity Portfolio, CitiFundsSM U.S. Treasury Reserves, CitiFundsSM Cash Reserves, CitiFundsSM Premium U.S. Treasury Reserves, CitiFundsSM Premium Liquid Reserves, CitiFundsSM Institutional U.S. Treasury Reserves, CitiFundsSM Institutional Liquid Reserves, CitiFundsSM Institutional Cash Reserves, CitiFundsSM Tax Free Reserves, CitiFundsSM Institutional Tax Free Reserves, CitiFundsSM California Tax Free Reserves, CitiFundsSM Connecticut Tax Free Reserves, CitiFundsSM New York Tax Free Reserves, CitiFundsSM U.S. Government Income Portfolio, CitiFundsSM Balanced Portfolio, CitiFundsSM Intermediate Income Portfolio, CitiFundsSM Small Cap Value Portfolio, CitiFundsSM Growth & Income Portfolio, CitiFundsSM Large Cap Growth Portfolio, CitiFundsSM Small Cap

Growth Portfolio, CitiFundsSM National Tax Free Income Portfolio, CitiFundsSM New York Tax Free Income Portfolio, CitiSelect(R) VIP Folio 200, CitiSelect(R) VIP Folio 300, CitiSelect(R) VIP Folio 400, CitiSelect(R) VIP Folio 500, CitiFundsSM Small Cap Growth VIP Portfolio, CitiSelect(R) Folio 200, CitiSelect(R) Folio 300, CitiSelect(R) Folio 400, and CitiSelect(R) Folio 500. CFBDS is also the placement agent for Large Cap Value Portfolio, Small Cap Value Portfolio, International Portfolio, Foreign Bond Portfolio, Intermediate Income Portfolio, Short-Term Portfolio, International Equity Portfolio, Government Income Portfolio, Balanced Portfolio, Emerging Asian Markets Equity Portfolio, Tax Free Reserves Portfolio, Cash Reserves Portfolio and U.S. Treasury Reserves Portfolio.

      (b) The information required by this Item 29 with respect to each director and officer of CFBDS, Inc. is incorporated by reference to Schedule A of Form BD filed by CFBDS, Inc. pursuant to the Securities and Exchange Act of 1934 (File No. 8-32417).


      (c) Not applicable.


Item 30.  Location of Accounts and Records.

      The accounts and records of the Registrant are located, in whole or in part, at the office of the Registrant and the following locations:


Name                                      Address

State Street Bank and Trust Company       225 Franklin Street
(custodian)                               Boston, MA  02110

State Street Cayman Trust Company, Ltd.   P.O. Box 25086T
(accounting services agent)               Grand Cayman, Cayman Islands

Citibank, N.A.                            153 East 53rd Street
(investment manager and administrator)    New York, NY 10043


CFBDS, Inc.                               c/o Signature Financial Group
(placement agent)                         (Cayman) Ltd.
                                          Elizabethan Square
                                          George Town, Grand Cayman
                                          Cayman Islands BWI

Item 31.  Management Services.

      Not applicable.


Item 32.  Undertakings.

      The Registrant undertakes to comply with the provisions of Section 16(c) of the Investment Company Act of 1940.

                                   SIGNATURE



      Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to its Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in Southampton, Bermuda, on the 27th day of February, 1998.



                                    THE PREMIUM PORTFOLIOS
                                    on behalf of:
                                    Large Cap Growth Portfolio
                                    Small Cap Growth Portfolio
                                    Growth & Income Portfolio


                                    By:  Philip W. Coolidge
                                         -----------------------
                                         Philip W. Coolidge
                                         President of
                                         The Premium Portfolios

                                 EXHIBIT INDEX



        Exhibit
        No.:    Description:

        1(d)    Amendment to the Declaration of Trust

        5(c) Management Agreement between Growth & Income Portfolio and Citibank, N.A., as investment manager and administrator

        6(b) Letter Agreement adding Growth & Income Portfolio to the Placement Agency Agreement

        8(b) Letter Agreement adding Growth & Income Portfolio to the Custodian Contract

        9(a) Sub-Administrative Services Agreement between Citibank, N.A. and Signature Financial Group (Cayman) Ltd., as sub-administrator


        27      Financial Data Schedules